                                                                   EXHIBIT 10.1
===============================================================================


                          RECAPITALIZATION AGREEMENT

                          Dated as of April 29, 1999

                                     Among

                            CHASE DJ PARTNERS, LLC,

                             SMITH & NEPHEW, INC.

                                      And

                                DONJOY, L.L.C.

===============================================================================

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----
ARTICLE I DEFINITIONS............................................................................................................1

           1.1       Definitions.................................................................................................1

ARTICLE II ISSUANCE AND SALE OF NEW MEMBERSHIP INTEREST AND PURCHASE OF EXISTING MEMBERSHIP INTEREST.............................9

           2.1       Amendment and Restatement of Operating Agreement of the Company and Conversion of Existing Membership
                          Interest to Units......................................................................................9
           2.2       Asset Sale to Operating Subsidiary..........................................................................9
           2.3       Issuance and Sale of the New Membership Interest............................................................9
           2.4       Debt and Preferred Unit Financing...........................................................................9
           2.5       Purchase of the Existing Membership Interest................................................................9

ARTICLE III NEW MEMBERSHIP INTEREST PURCHASE PRICE AND EXISTING MEMBERSHIP INTEREST PURCHASE PRICE..............................10

           3.1       New Membership Interest Purchase Price.....................................................................10
           3.2       Existing Membership Interest Purchase Price................................................................10
           3.3       Determination of Closing Date Cash Payment.................................................................10
           3.4       Determination of New Membership Interest Purchase Price....................................................10
           3.5       Adjustment Upon Determination of Existing Membership Interest Purchase Price...............................12
           3.6       Deemed Tax Treatment; Allocation of Purchase Price.........................................................12

ARTICLE IV CLOSING..............................................................................................................13

           4.1       Closing Date...............................................................................................13
           4.2       Payment of New Membership Interest Purchase Price and Existing Membership Interest Purchase Price..........13
           4.3       Investor's Additional Closing Date Deliveries..............................................................14
           4.4       Closing Date Deliveries of Smith & Nephew and the Company..................................................14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SMITH & NEPHEW......................................................................16

           5.1       Organization of Smith & Nephew.............................................................................17
           5.2       Organization and Capital Structure of the Company..........................................................17
           5.3       S&N DonJoy Mexico; Subsidiaries............................................................................17
           5.4       Authority of Smith & Nephew and the Company................................................................18
           5.5       Financial Statements.......................................................................................19
           5.6       Operations Since Balance Sheet Date........................................................................20
           5.7       Condition of Assets........................................................................................21
           5.8       Governmental Permits.......................................................................................21
           5.9       Real Property..............................................................................................21
           5.10      Taxes......................................................................................................22
           5.11      Personal Property Leases...................................................................................23
           5.12      No Undisclosed Liabilities.................................................................................23

           5.13      Intellectual Property......................................................................................23
           5.14      Title to Assets............................................................................................25
           5.15      No Violation, Litigation or Regulatory Action..............................................................25
           5.16      Insurance..................................................................................................25
           5.17      Contracts..................................................................................................26
           5.18      Status of Contracts........................................................................................27
           5.19      Employee Benefit Plans.....................................................................................27
           5.20      No Finder..................................................................................................28
           5.21      Labor Relations; Employees.................................................................................28
           5.22      Suppliers and Vendors......................................................................................28
           5.23      Customers..................................................................................................29
           5.24      Year 2000..................................................................................................29
           5.25      Accounts and Notes Receivable..............................................................................29
           5.26      Related Party Transactions.................................................................................29

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF INVESTOR...........................................................................30

           6.1       Organization of Investor...................................................................................30
           6.2       Authority of Investor......................................................................................30
           6.3       Financial Commitments......................................................................................31
           6.4       Investment Intent..........................................................................................31
           6.5       No Finder..................................................................................................31

ARTICLE VII ACTION PRIOR TO THE CLOSING DATE....................................................................................31

           7.1       Investigation..............................................................................................31
           7.2       Preserve Accuracy of Representations and Warranties........................................................32
           7.3       Consents of Third Parties; Governmental Approvals; Financing...............................................32
           7.4       Operations Prior to the Closing Date.......................................................................33
           7.5       Antitrust Law Compliance...................................................................................34
           7.6       Acquisition Transactions...................................................................................34
           7.7       Certain Assets and Liabilities.............................................................................35

ARTICLE VIII ADDITIONAL AGREEMENTS..............................................................................................35

           8.1       Tax Matters................................................................................................35
           8.2       Use of Names...............................................................................................39
           8.3       Employee Matters...........................................................................................39
           8.4       Compensation and Employee Benefit Plan Matters.............................................................40
           8.5       Covenant Not to Compete; Proprietary Products..............................................................41
           8.6       Non Solicitation of Employees..............................................................................43
           8.7       Victoria University of Manchester Technology Matters.......................................................43
           8.8       IZEX License...............................................................................................44
           8.9       ACL Brace Technology.......................................................................................44

ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR......................................................................45

           9.1       No Misrepresentation or Breach of Covenants and Warranties.................................................45
           9.2       No Restraint...............................................................................................46
           9.3       Necessary Governmental Approvals...........................................................................46
           9.4       Necessary Consents.........................................................................................46

           9.5       Financing..................................................................................................46

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF SMITH & NEPHEW AND THE COMPANY.................................................46

           10.1      No Misrepresentation or Breach of Covenants and Warranties.................................................46
           10.2      No Restraint...............................................................................................47
           10.3      Necessary Governmental Approvals...........................................................................47
           10.4      Other Agreements...........................................................................................47

ARTICLE XI INDEMNIFICATION......................................................................................................47

           11.1      Indemnification by Smith & Nephew..........................................................................47
           11.2      Indemnification by Investor................................................................................49
           11.3      Notice of Claims...........................................................................................50
           11.4      Third Person Claims........................................................................................50
           11.5      Exclusive Remedy...........................................................................................51
           11.6      Adjustment to Purchase Price...............................................................................52

ARTICLE XII ENVIRONMENTAL MATTERS...............................................................................................52

           12.1      Scope......................................................................................................52
           12.2      Representations and Warranties of Smith & Nephew Regarding Environmental Matters...........................52
           12.3      Indemnification by Smith & Nephew for Environmental Matters................................................53
           12.4      Indemnification by Investor for Environmental Matters......................................................53
           12.5      Notice of Claims...........................................................................................54
           12.6      Indemnitor's Right to Control..............................................................................54
           12.7      Limitations on Liability...................................................................................55

ARTICLE XIII TERMINATION........................................................................................................56

           13.1      Termination................................................................................................56
           13.2      Notice of Termination......................................................................................56
           13.3      Non-Solicitation...........................................................................................56
           13.4      Effect of Termination......................................................................................57

ARTICLE XIV GENERAL PROVISIONS..................................................................................................57

           14.1      Survival of Obligations....................................................................................57
           14.2      Confidential Nature of Information.........................................................................57
           14.3      No Public Announcement.....................................................................................58
           14.4      Notices....................................................................................................58
           14.5      Successors and Assigns.....................................................................................59
           14.6      Access to Records after Closing............................................................................60
           14.7      Entire Agreement; Amendments...............................................................................60
           14.8      Interpretation.............................................................................................60
           14.9      Waivers....................................................................................................61
           14.10     Expenses...................................................................................................61
           14.11     Partial Invalidity.........................................................................................61
           14.12     Execution in Counterparts..................................................................................61
           14.13     Further Assurances.........................................................................................61


           14.14     Governing Law..............................................................................................62
           14.15     Litigation Cooperation.....................................................................................62
           14.16     Disclaimer of Warranties...................................................................................63

Exhibits
--------
Exhibit A                 Form of Group Research Centre Technology Agreement
Exhibit B                 Form of Members' Agreement
Exhibit C                 Form of Supply Agreement
Exhibit D                 Form of Transition Services Agreement
Exhibit E                 Form of Distribution Agreement
Exhibit F                 Form of CERF Laboratory Agreement
Exhibit G                 Form of Opinion of Counsel to Investor
Exhibit H                 Form of Amended and Restated Operating Agreement
                          of the Company
Exhibit I                 Form of Assignment of the Existing Membership
                          Interest
Exhibit J                 Form of Opinion of Counsel to Smith & Nephew
Exhibit K                 Form of Vista Subleases
Exhibit L                 Form of Guarantees of Vista Subleases

Schedules
---------
1.1(a)                    Agreed Accounting Principles
1.1(b)                    Parties to Retention Agreements
1.1(c)                    Net Operating Assets Calculation
1.1(d)                    Excluded Liabilities
2.3                       Additional Purchasers of New Membership Interest
5.2                       Foreign Qualification; Capitalization
5.3                       Capitalization of S&N DonJoy Mexico
5.4                       Conflicts; Required Consents
5.5(a)(i)                 Audited Consolidated Financial Statements
5.5(a)(ii)                Interim Financial Statements
5.5(a)(iii)               Reconciliation Statement
5.5(a)(iv)                Pro Forma Balance Sheets
5.5(b)                    Corporate Allocations
5.6                       Operations Since Balance Sheet Date
5.7                       Condition of Assets
5.8                       Governmental Permits
5.9(a)                    Owned Real Property
5.9(b)                    Leased Real Property
5.9(c)                    Owned and Leased Real Property
5.10                      Taxes
5.11                      Personal Property Leases
5.12                      Undisclosed Liabilities
5.13(a)(i)                Owned Intellectual Property
5.13(a)(ii)               Licensed Intellectual Property
5.13(a)(iii) & (iv)       Intellectual Property Agreements
5.13(b)                   Intellectual Property Claims
5.13(c)(i)                Intellectual Property Licensed to Third Parties
5.13(c)(ii)               Ownership of Material Rights

5.13(c)(iii)              Protection of Intellectual Property
5.13(c)(iv)               Infringement
5.13(c)(v)                Notice of Infringement Claims
5.13(c)(vi)               Intellectual Property Claims Against Third Parties
5.14                      Title to Assets
5.15                      No Violation, Litigation or Regulatory Action
5.17                      Contracts
5.18                      Status of Contracts
5.19                      Employee Benefit Plans
5.21                      Labor Relations; Employees
5.23                      Customers
5.24                      Year 2000
5.25                      Accounts and Notes Receivable
5.26                      Related Party Transactions
6.3                       Financial Commitments of Investor
6.5                       No Finder
7.4                       Operations Prior to the Closing Date
8.5(a)(i)                 Smith & Nephew Permitted Activities
8.5(a)(ii)                Seller's Restricted Businesses
8.5(b)(i)                 Proprietary Information
8.5(b)(ii)                Proprietary Products
8.5(b)(iii)               Promoters of Proprietary Products
8.7                       Victoria Patents
9.4                       Necessary Consents
12.2                      Environmental Matters

                           RECAPITALIZATION AGREEMENT


                                                RECAPITALIZATION
                                        AGREEMENT, dated as of April 29, 1999
                                        (this "Agreement") between Chase DJ
                                        Partners, LLC, a Delaware limited
                                        liability company ("Investor"), Smith &
                                        Nephew, Inc., a Delaware corporation
                                        ("Smith & Nephew"), and DonJoy, L.L.C.,
                                        a Delaware limited liability company
                                        (the "Company").

       WHEREAS, Smith & Nephew is currently the sole member of the Company;

       WHEREAS, the Company, together with Smith & Nephew Don Joy de Mexico, S.A. de C.V., a Mexican corporation and a subsidiary of the Company ("S&N DonJoy Mexico"), are engaged in the business of developing, manufacturing and marketing orthopedic bracing and support products and accessories (the "Business");

       WHEREAS, Investor desires to purchase from the Company, and the Company desires to sell to Investor, an ownership interest in the Company that upon consummation of the transactions contemplated by this Agreement will represent an approximately 89.90% ownership interest (without calculating the dilutive effect of any warrants or options to acquire ownership interests) in the Company; and

       WHEREAS, Smith & Nephew desires to sell to the Company, and the Company desires to purchase from Smith & Nephew, a portion of the ownership interest in the Company currently owned by Smith & Nephew, such that Smith & Nephew will own an approximately 7.52% ownership interest (without calculating the dilutive effect of any warrants or options to acquire ownership interests) in the Company upon consummation of the transactions contemplated by this Agreement;

       WHEREAS, immediately prior to the consummation of the transactions contemplated hereby, the Company shall transfer all of its assets, subject to all of its liabilities, to the Operating Subsidiary in consideration for cash;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Smith & Nephew and Investor as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1  DEFINITIONS.

       In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

       "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

       "AGREED ACCOUNTING PRINCIPLES" means GAAP, except for the exceptions to GAAP identified on Schedule 1.1(a).

       "AGREED RATE" means the prime rate published by Chase Manhattan Bank, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

       "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

       "AMENDED AND RESTATED OPERATING AGREEMENT" has the meaning specified in
Section 4.3(e).

       "ASSIGNMENT OF THE EXISTING MEMBERSHIP INTEREST" means the Assignment of the Existing Membership Interest, in the form of Exhibit I.

       "ASSUMED LIABILITIES" means all liabilities relating principally to the Business other than the Excluded Liabilities.

       "BALANCE SHEET" means the consolidated balance sheet of the Company and S&N DonJoy Mexico as of the Balance Sheet Date included in Schedule 5.5.

       "BALANCE SHEET DATE" means December 31, 1998.

       "BUSINESS" has the meaning specified in the second recital of this Agreement.

       "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

       "CERF LABORATORY AGREEMENT" means the CERF Laboratory Agreement between Smith & Nephew and the Company, in the form of Exhibit F.

       "CLAIM NOTICE" has the meaning specified in Section 11.3(a).

       "CLOSING" means the closing of the transfer of the Existing Membership Interest from Smith & Nephew to the Company and the New Membership Interest from the Company to Investor.

       "CLOSING DATE" has the meaning specified in Section 4.1.

       "CODE" means the Internal Revenue Code of 1986, as amended.

       "COMPANY" has the meaning specified in the first paragraph of this Agreement.

       "COMPANY AGREEMENTS" has the meaning specified in Section 5.18.

       "COMPANY ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by the Company and the Operating Subsidiary, as applicable, under this Agreement or in connection herewith, including without limitation, the Amended and Restated Operating Agreement, the License Agreement, the Supply Agreement, the Distribution Agreement, the Transition Services Agreement, the CERF Laboratory Agreement, the Vista Subleases, the Vista Guarantees, the Group Research Centre Technology Agreement and the Members' Agreement.

       "COMPANY PLAN" means any Plan covering or providing benefits to Current Employees, former employees of the Company or S&N DonJoy Mexico or their dependents or beneficiaries.

       "COMPANY REAL PROPERTY" means any real property, plant, building, facility, structure or underground storage tank in the United States owned, leased or operated by the Company.

       "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated January 14, 1999 between Chase Capital Partners and Smith & Nephew.

       "CONTAMINANT" means any waste, pollutant, hazardous, noxious or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste, whether solid, liquid or gas.

       "COURT ORDER" means any judgment, order, compliance agreement, injunction, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

       "CURRENT EMPLOYEES" means persons who are employees of the Company or S&N DonJoy Mexico as of the Closing, including employees on leave of absence for any reason.

       "DISTRIBUTION AGREEMENT" means the Distribution Agreement between Smith & Nephew and the Company, in the form of Exhibit E.

       "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant, restriction on transfer or other restrictions of any kind.

       "ENVIRONMENTAL CLAIM NOTICE" has the meaning specified in Section
12.5(a).

       "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred in response to, a Release or threatened Release of a Contaminant into the environment or other violation of Environmental Law.

       "ENVIRONMENTAL EXPENSE" means any Expense incurred in connection with investigating, defending or remediating any Environmental Loss.

       "ENVIRONMENTAL LAW" means all Requirements of Law relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

       "ENVIRONMENTAL LOSS" means all Losses resulting from an Environmental Matter, including fines, penalties, and damages to natural resources.

       "ENVIRONMENTAL MATTERS" means any matter relating to (i) the Release or threatened Release of a Contaminant on, in, at, to, from or beneath a facility or (ii) liabilities arising under applicable Environmental Law.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "ERISA AFFILIATE" means any corporation, trade or business (whether or not incorporated) or other organization which, together with the Company, is treated as a single employer under section 414 of the Code.

       "ESTIMATED EXISTING MEMBERSHIP INTEREST PURCHASE PRICE" means the Existing Membership Interest Purchase Price, but determined on an estimated basis by Smith & Nephew two business days prior to the Closing Date, in good faith, in accordance with Section 3.3 and as reflected in the certificate referred to in Section 3.3.

       "EVALUATION AGREEMENT" has the meaning specified in Section 8.7.

       "EXCLUDED LIABILITIES" means (i) any fees or expenses payable by Smith & Nephew pursuant to Section 5.20; (ii) except as otherwise provided in Section 8.4, liabilities arising with respect to any Company Plan, including, without limitation, relating to dental coverage of employees; (iii) all amounts payable by Smith & Nephew pursuant to Section 8.4(e), (iv) liabilities, claims, lawsuits, proceedings or obligations arising from personal injury or product liability claims relating to products sold by Smith & Nephew, the Company or S&N DonJoy Mexico prior to the Closing Date, (v) liabilities, demands, claims, lawsuits or proceedings or obligations arising from workers' or workmen's compensation claims based on events occurring prior to the Closing Date, (vi) all liabilities of Smith & Nephew, the Company and S&N DonJoy Mexico incurred in connection with the evaluation of the Company and the Business by interested parties and the negotiation and documentation of this Agreement and the agreements and documents contemplated hereby, including, without limitation, legal and accounting fees and expenses (except those payable by the Company pursuant to Section 14.10); (vii) all liabilities or obligations under the Lease from Premier Business Properties, Ltd. No. 3 to Smith & Nephew DonJoy, Inc. dated as of March 22, 1991 relating to the premises located at 2777 Loker Avenue West, Carlsbad, CA, as assigned and amended, (viii) all liabilities or obligations for severance payments or other amounts of obligations owing to any employee of the Business as a result of the 1998 restructuring of the operations of Smith & Nephew and (ix) the liabilities described in Schedule 1.1(d).

       "EXCLUDED TAXES" has the meaning specified in Section 8.1(a)(i).

       "EXISTING MEMBERSHIP INTEREST" has the meaning specified in Section 2.2.

       "EXISTING MEMBERSHIP INTEREST PURCHASE PRICE" has the meaning specified in Section 3.2.

       "EXPENSES" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

       "GAAP" means United States generally accepted accounting principles applied on a consistent basis, in effect at the date of the applicable financial statements.

       "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

       "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.8.

       "GROUP RESEARCH CENTRE TECHNOLOGY AGREEMENT" means the Agreement between Smith & Nephew and the Company, in the form of Exhibit A.

       "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "INVESTOR" has the meaning specified in the first paragraph of this Agreement.

       "INVESTOR ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Investor under this Agreement or in connection herewith, including without limitation the Members' Agreement and the Amended and Restated Operating Agreement.

       "INVESTOR GROUP MEMBER" means Investor and its Affiliates, (including, after the Closing, the Company and S&N DonJoy Mexico) and its and their stockholders, partners, members, directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

       "IRS" means the Internal Revenue Service.

       "KNOWLEDGE OF SMITH & NEPHEW" means (i) the actual knowledge, without investigation, of Les Cross, Cy Talbot and Cliff Lomax and (ii) that knowledge which Les Cross, Cy Talbot and Cliff Lomax should have obtained in the prudent management and oversight of the Company.

       "LEASED REAL PROPERTY" has the meaning specified in Section 5.9(b).

       "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges or losses.

       "MATERIAL ADVERSE EFFECT" means any material adverse effect on the assets, business, results of operations or financial condition of the Company and S&N DonJoy Mexico, taken as a whole; provided, however, that any change or effect resulting from (i) this Agreement or the transactions contemplated hereby, or announcement thereof, (ii) changes in general economic conditions, or
(iii) events generally affecting the industry in which the Business operates shall not constitute a "Material Adverse Effect"; and provided, further, that for purposes of this Agreement any difference of $550,000 or more between the value of Company's inventory (valued at standard cost) based on the physical inventory conducted pursuant to Section 3.4 and the Company's book value of inventory (valued at standard cost) as of the date of such physical inventory (which book value shall be after deducting the shrinkage reserve of the Company as of such inventory date), shall constitute a "Material Adverse Effect" for purposes of this Agreement.

       "MEMBERS' AGREEMENT" means the Members' Agreement by and among the Company, the Investor, Smith & Nephew and the other members from time to time party thereto, in the form of Exhibit B.

       "MULTIEMPLOYER PLAN" means any Plan described in section 4001(a)(3) of ERISA.

       "NEW MEMBERSHIP INTEREST" has the meaning specified in Section 2.1.

       "NEW MEMBERSHIP INTEREST PURCHASE PRICE" has the meaning specified in
Section 3.1.

       "OPERATING SUBSIDIARY" means DJ Orthopedic, LLC, a Delaware limited liability company which shall become a wholly owned subsidiary of the Company.

       "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., any amendment thereto, any successor statute, and any regulations promulgated thereunder.

       "OWNED REAL PROPERTY" has the meaning specified in Section 5.9(a).

       "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens, easements or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

       "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

       "PLAN" means any written material retirement, profit sharing, stock bonus, stock ownership, stock option, restricted stock, deferred compensation, severance, holiday pay, vacation pay, bonus, health, hospitalization, accident, disability, death, insurance, worker's compensation or other employee or fringe benefit plan, program or arrangement, including, without limitation, any "employee benefit plan" within the meaning of section 3(3) of ERISA sponsored, maintained or contributed to by Smith & Nephew or any of its ERISA Affiliates as of the Closing Date.

       "PROPRIETARY INFORMATION" has the meaning specified in Section 8.5(b).

       "PROPRIETARY PRODUCTS" has the meaning specified in Section 8.5(b).

       "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., and any successor statute, and any regulations promulgated thereunder.

       "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Company Real Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Company Real Property.

       "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

       "REQUIREMENTS OF LAW" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

       "RETENTION AGREEMENTS" means the agreements between Smith & Nephew and the employees of the Company listed on Schedule 1.1(b).

       "S&N DONJOY MEXICO" has the meaning specified in the second recital of this Agreement.

       "SELLER'S RESTRICTED BUSINESS" has the meaning specified in Section
8.5(a).

       "SMITH & NEPHEW" has the meaning specified in the first paragraph of this Agreement.

       "SMITH & NEPHEW ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Smith & Nephew under this Agreement or in connection herewith, including without limitation the Amended and Restated Operating Agreement, the License Agreement, the Supply Agreement, the Distribution Agreement, the Transition Services Agreement, the CERF Laboratory Agreement, the Vista Subleases, the Group Research Centre Technology Agreement and the Members' Agreement.

       "SMITH & NEPHEW GROUP MEMBER" means Smith & Nephew and its Affiliates (which, prior to the Closing, shall include the Company and S&N DonJoy Mexico but shall not include such entities if on and after the Closing), and its and their stockholders, partners, members, directors, officers, employees, agents, attorneys and consultants and their respective successors and assigns.

       "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Closing Date.

       "SUPPLY AGREEMENT" means the Supply Agreement between Smith & Nephew and the Company, in the form of Exhibit C.

       "TAX" (and, with correlative meaning, "TAXES") shall (i) mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) any liability for the payment of (A) any amount of the type described in clause (i) above as a result of being a "transferee" (within the meaning of Section 6901 of the Code) of another Person, (B) any amount incurred as a result of being a member of a combined, consolidated or affiliated group or (C) a Tax sharing, indemnity or similar contractual agreement with respect to Tax.

       "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

       "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement between Smith & Nephew and the Company, in the form of Exhibit D.

       "VALUATION DATE" means the close of business on the last business day prior to the Closing Date.

       "VALUATION DATE BALANCE SHEET" has the meaning specified in Section 3.4.

       "VALUATION DATE NET OPERATING ASSETS" means the Net Operating Assets of the Business on the Valuation Date as reflected in the Valuation Date Balance Sheet prepared in accordance with Agreed Accounting Principles, as described in
Schedule 1.1(c).

       "VICTORIA LICENSE AGREEMENT" has the meaning specified in Section 8.7.

       "VICTORIA PATENTS" has the meaning specified in Section 8.7.

       "VICTORIA UNIVERSITY" has the meaning specified in Section 8.7.

       "VISTA GUARANTEES" has the meaning specified in Section 4.4(b).

       "VISTA SUBLEASES" has the meaning specified in Section 4.4(a).

                                   ARTICLE II

                ISSUANCE AND SALE OF NEW MEMBERSHIP INTEREST AND
                    PURCHASE OF EXISTING MEMBERSHIP INTEREST

2.1 AMENDMENT AND RESTATEMENT OF OPERATING AGREEMENT OF THE COMPANY AND CONVERSION OF EXISTING MEMBERSHIP INTEREST TO UNITS.

       On the Closing Date, Smith & Nephew shall take the necessary actions required to convert the membership interest in the Company owned by it into 2,054,000 Units in the Company.

2.2    ASSET SALE TO OPERATING SUBSIDIARY.

       Smith & Nephew shall cause the Company to transfer to the Operating Subsidiary all of the Company's assets, subject to all of the Company's liabilities, including any and all shares of issued and outstanding capital stock of S&N DonJoy Mexico owned by the Company, in exchange for a portion of the cash proceeds received by the Operating Subsidiary from the financing transactions described in Section 2.4.

2.3    ISSUANCE AND SALE OF THE NEW MEMBERSHIP INTEREST.

       Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Company shall issue, sell, transfer, assign, convey and deliver to (i) Investor, and Investor shall purchase from the Company, 645,500 Units in the Company and (ii) certain other Persons identified on Schedule 2.3 hereto, and such Persons shall purchase from the Company, 18,500 Units in the Company (the interests described in clauses (i) and (ii) being referred to collectively herein as the "New Membership Interest"), free and clear of all Encumbrances (unless created by Investor or any of its Affiliates), other than restrictions under applicable securities laws.

2.4    DEBT AND PREFERRED UNIT FINANCING.

       In addition to the transactions described in Section 2.3, on the Closing Date, the Company and the Operating Subsidiary shall consummate the other transactions contemplated by the commitment letters attached hereto as Schedule 6.3.

2.5    PURCHASE OF THE EXISTING MEMBERSHIP INTEREST.

       Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Smith & Nephew shall sell, transfer, assign, convey and deliver to the Company, and the Company shall purchase and redeem from Smith & Nephew, 2,000,000 Units of the Company (the "Existing Membership Interest") and Smith & Nephew shall transfer, assign, convey and deliver to the Company any and all shares of issued and outstanding capital stock of S&N DonJoy Mexico owned by Smith & Nephew (for no additional consideration other than the consideration provided for herein).

                                  ARTICLE III

                     NEW MEMBERSHIP INTEREST PURCHASE PRICE
                 AND EXISTING MEMBERSHIP INTEREST PURCHASE PRICE

3.1    NEW MEMBERSHIP INTEREST PURCHASE PRICE.

       The purchase price for the New Membership Interest (the "New Membership Interest Purchase Price") shall be equal to $65,000,000 in cash and promissory notes in the aggregate principal amount of $1,400,000.

3.2    EXISTING MEMBERSHIP INTEREST PURCHASE PRICE.

       The purchase price for the Existing Membership Interest (the "Existing Membership Interest Purchase Price") shall be determined in accordance with
Section 3.3 and shall be equal to:

       (a) $200,000,000, plus,

       (b) the amount, on a dollar for dollar basis, by which the Valuation Date Net Operating Assets exceeds $33,371,000, or minus,

       (c) the amount, on a dollar for dollar basis, by which $33,371,000 exceeds the Valuation Date Net Operating Assets.

3.3    DETERMINATION OF CLOSING DATE CASH PAYMENT.

       At least two business days prior to the Closing Date, Smith & Nephew shall deliver to Investor an officer's certificate, dated the date of its delivery, setting forth Smith & Nephew's best estimate of the Estimated Existing Membership Interest Purchase Price, calculated in accordance with Section 3.2 and setting forth in reasonable detail the assets and liabilities of the Business as of the Valuation Date such officer anticipates, based upon the most recent available financial statements, will be reflected on the Valuation Date Balance Sheet prepared in accordance with the Agreed Accounting Principles.

3.4    DETERMINATION OF NEW MEMBERSHIP INTEREST PURCHASE PRICE.

       (a) As promptly as practicable following the Closing Date (but not later than 45 days after the Closing Date), Smith & Nephew shall:

              (i) prepare, in accordance with the Agreed Accounting Principles, a balance sheet as of the Valuation Date of the Company (the "Preliminary Valuation Date Balance Sheet");

              (ii) determine the Existing Membership Interest Purchase Price in accordance with the provisions of this Agreement (such Existing Membership Interest Purchase Price as determined by Smith & Nephew being called the "Preliminary Existing Membership Interest Purchase Price"); and

              (iii) deliver to Investor the Preliminary Valuation Date Balance Sheet and an officer's certificate setting forth the Preliminary Existing Membership Interest Purchase Price (the "Preliminary Accounting Report").

       The inventory valuation set forth in the Preliminary Valuation Date Balance Sheet shall be based on a physical inventory to be taken by the Company on April 30, 1999 and May 1, 1999 (at which representatives of Investor may be present), as updated by inventory records for the period after the taking of such physical inventory through the Valuation Date.

       (b) Promptly following receipt of the Preliminary Accounting Report, Investor may review the same and, within 30 days after the date of such receipt, may deliver to Smith & Nephew an officer's certificate setting forth its objections to the Preliminary Valuation Date Balance Sheet and the Preliminary Existing Membership Interest Purchase Price as set forth in the Preliminary Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. If Investor does not so object within such 30-day period, the Preliminary Valuation Date Balance Sheet and the Preliminary Existing Membership Interest Purchase Price set forth in the Preliminary Accounting Report shall be final and binding as the "Valuation Date Balance Sheet" and the Existing Membership Interest Purchase Price, respectively, for purposes of this Agreement.

       (c) If Investor so objects within such 30-day period, Investor and Smith & Nephew shall use their reasonable efforts to resolve by written agreement (the "Agreed Adjustments") any differences as to the Preliminary Valuation Date Balance Sheet and the Preliminary Existing Membership Interest Purchase Price and, if Smith & Nephew and Investor so resolve any such differences, the Preliminary Valuation Date Balance Sheet and the Preliminary Existing Membership Interest Purchase Price set forth in the Preliminary Accounting Report as adjusted by the Agreed Adjustments shall be final and binding as the Valuation Date Balance Sheet and the Existing Membership Interest Purchase Price, respectively, for purposes of this Agreement.

       (d) If any objections raised by Investor are not resolved by Agreed Adjustments within the 30-day period next following such 30-day period, then Investor and Smith & Nephew shall submit the objections that are then unresolved to Pricewaterhouse Coopers, LLP (or to such other national accounting firm acceptable to both Smith & Nephew and Investor) and such firm (the "Accounting Firm") shall be directed by Investor and Smith & Nephew to resolve the unresolved objections (based solely on the presentations by Investor and by Smith & Nephew (and such other information as the Accounting Firm shall reasonably request to review in accordance with Section 3.4(e)) as to whether any disputed matter had been determined in a manner consistent with the Agreed Accounting Principles) as promptly as reasonably practicable (but no longer than 90 days) and to deliver written notice to each of Investor and Smith & Nephew setting forth its resolution of the disputed matters. The Preliminary Valuation Date Balance Sheet and the Preliminary Existing Membership Interest Purchase Price, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Accounting Firm, shall be final and binding as the Valuation Date Balance Sheet and the Existing Membership Interest Purchase Price, respectively, for purposes of this Agreement.

       (e) The parties hereto shall make available to Investor, Smith & Nephew and, if applicable, the Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Accounting Report or any matters submitted to the Accounting Firm. The fees and expenses of the Accounting Firm hereunder shall be paid 50% by Investor and 50% by Smith & Nephew.

3.5    ADJUSTMENT UPON DETERMINATION OF EXISTING MEMBERSHIP INTEREST PURCHASE
PRICE.

       Promptly (but not later than five days) after the determination of the Existing Membership Interest Purchase Price pursuant to Section 3.4 that is final and binding as set forth herein:

       (a) if the Estimated Existing Membership Interest Purchase Price exceeds the Existing Membership Interest Purchase Price, Smith & Nephew shall pay to the Company, by wire transfer of immediately available funds to such bank account of the Company as the Company shall designate in writing to Smith & Nephew, an amount equal to the excess, on a dollar for dollar basis, of the Estimated Existing Membership Interest Purchase Price over the Existing Membership Interest Purchase Price, plus interest on such excess from and including the Closing Date to the date of payment thereof at the Agreed Rate; or

       (b) if the Existing Membership Interest Purchase Price exceeds the Estimated Existing Membership Interest Purchase Price, the Company shall pay to Smith & Nephew, by wire transfer of immediately available funds to such bank account of Smith & Nephew as Smith & Nephew shall designate in writing to the Company, an amount equal to the excess, on a dollar for dollar basis, of the Existing Membership Interest Purchase Price over the Estimated Existing Membership Interest Purchase Price, plus interest on such excess from and including the Closing Date to the date of payment thereof at the Agreed Rate.

3.6    DEEMED TAX TREATMENT; ALLOCATION OF PURCHASE PRICE.

       The parties hereto agree that the purchase of the New Membership Interest by Investor from the Company will be treated as a contribution to the Company pursuant to Section 721 of the Code. The purchase of the Existing Membership Interest by the Company from Smith & Nephew will be treated for federal income tax purposes as (i) a sale to the Company of an undivided interest in each asset of the Business and the stock of S&N DonJoy Mexico (the "Sale Assets") and (ii) a contribution to the Company of the remaining undivided interest in each asset of the Business and the stock of S&N DonJoy Mexico (the "Contributed Assets"). For purposes of the preceding sentence, (i) the total value of the Sale Assets shall be equal to the Existing Membership Interest Purchase Price plus any liabilities of the Company immediately prior to the Closing required to be treated as a transfer of consideration made pursuant to a sale under Treas. Reg.
Section 1.707-5(a) minus Smith & Nephew's allocable share of the liabilities contemplated by Section 2.4 as determined in accordance with Treas. Reg. Section 1.707-5(b) (the "Deemed Sales Price"), and (ii) the total value of the Contributed Assets shall be equal to the fair market value of the Company's assets immediately prior to the Closing Date minus the amount determined under clause (i) (the "Deemed Tax Treatment"). Within 90 days following the Closing, Investor shall draft a schedule (the "Allocation Schedule") allocating the Deemed Sales Price among the Sale Assets and stating the fair market value of the Contributed Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. If Smith & Nephew does not object to the Allocation Schedule prepared by Investor within 30 days following its receipt thereof, such statement shall be final for purposes of this Agreement. In the event, however, that Smith & Nephew objects to the Allocation Schedule within 30 days after the receipt thereof, Smith & Nephew and Investor shall meet promptly and in good faith attempt to resolve any objections of Smith & Nephew and to use their respective best efforts to agree upon a final allocation among the Sale Assets and the Contributed Assets. In the event that Smith & Nephew and Investor are unable to resolve their differences over the Allocation Schedule, such differences shall be finally resolved in accordance with the procedures set forth in Section 3.4(d). Investor and Smith & Nephew each agrees that promptly upon receiving the final Allocation Schedule it shall return an executed copy thereof to the other party. Investor, Smith & Nephew and the Company each agrees, as applicable, to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule and consistent with the Deemed Tax Treatment. Each of Investor, Smith & Nephew and the Company agrees to provide the other parties promptly with any other information required to comply with this Section 3.6.

                                   ARTICLE IV

                                     CLOSING

4.1    CLOSING DATE.

       The Closing shall be consummated at 10:00 A.M., local time, on the later of (i) the date that is 75 days following the date hereof (or the next business day following such date, if such date is not a business day) or (ii) the third business day after the conditions set forth in Articles IX and X have been satisfied, or such later date as may be agreed upon by Investor and Smith & Nephew, at the offices of O'Sullivan Graev & Karabell LLP, 30 Rockefeller Plaza, New York, New York, or at such other place as shall be agreed upon by Investor and Smith & Nephew. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."

4.2 PAYMENT OF NEW MEMBERSHIP INTEREST PURCHASE PRICE AND EXISTING MEMBERSHIP INTEREST PURCHASE PRICE.

       (a) Subject to fulfillment or waiver of the conditions set forth in
Article IX, on the Closing Date, all actions required under Article II to be taken by Investor shall be taken and Investor and the other Persons identified on Schedule 2.3 shall pay the Company an amount equal to the New Membership Interest Purchase Price by wire transfer of immediately available funds to such account specified by the Company to Investor and the other Persons identified on
Schedule 2.3 at least two business days prior to the Closing Date.

       (b) Subject to fulfillment or waiver of the conditions set forth in
Article X, on the Closing Date all actions required to be taken by Smith & Nephew and the Company shall be taken and the Company shall pay Smith & Nephew an amount equal to the Estimated Existing Membership Interest Purchase Price by wire transfer of immediately available funds to such account specified at least two business days prior to the Closing Date by Smith & Nephew to the Company.

4.3    INVESTOR'S ADDITIONAL CLOSING DATE DELIVERIES.

       Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article IX, at Closing Investor shall deliver to Smith & Nephew and the Company all the following:

       (a) Certificate of Formation of Investor certified as of a recent date by the Secretary of State of the State of Delaware;

       (b) Certificate of good standing of Investor issued as of a recent date by the Secretary of State of the State of Delaware;

       (c) Certificate of the secretary or an assistant secretary of Investor, dated the Closing Date, in form and substance reasonably satisfactory to Smith & Nephew, as to (i) no amendments to the Certificate of Formation of Investor since a specified date; (ii) the operating agreement of Investor; (iii) the resolutions of the managers of Investor authorizing the execution, delivery and performance of this Agreement, the Investor Ancillary Agreements and the transactions contemplated by this Agreement; and (iv) incumbency and signatures of the officers of Investor executing this Agreement and any Investor Ancillary Agreement;

       (d) Opinion of counsel to Investor substantially in the form contained in Exhibit G;

       (e) Amended and Restated Operating Agreement of the Company, in the form of Exhibit H (the "Amended and Restated Operating Agreement"), duly executed by Investor;

       (f) The Members' Agreement, duly executed by Investor; and

       (g) The certificate contemplated by Section 10.1, duly executed by the President or any Vice President of Investor.

4.4    CLOSING DATE DELIVERIES OF SMITH & NEPHEW AND THE COMPANY.

       Subject to fulfillment or waiver (where permissible) of the conditions set forth in Article X, at Closing:

       (a) Smith & Nephew shall deliver to the Company the following:

              (i) The Assignment of the Existing Membership Interest, duly executed by Smith & Nephew;

              (ii) The Members' Agreement, duly executed by Smith & Nephew;

              (iii) The Transition Services Agreement, duly executed by Smith & Nephew;

              (iv) The Supply Agreement, duly executed by Smith & Nephew;

              (v) The CERF Laboratory Agreement, duly executed by Smith &
       Nephew;

              (vi) The Distribution Agreement, duly executed by Smith & Nephew;

              (vii) The Group Research Centre Technology Agreement, duly executed by Smith & Nephew;

              (viii) Amended and Restated Operating Agreement, duly executed by Smith & Nephew; and

              (ix) the Subleases between Smith & Nephew and the Operating Subsidiary, in the form of Exhibit K (the "Vista Subleases"), duly executed by Smith & Nephew.

       (b) the Company shall deliver to Smith & Nephew the following:

              (i) The Members' Agreement, duly executed by the Company;

              (ii) The Transition Services Agreement, duly executed by the Company;

              (iii) The Supply Agreement, duly executed by the Company;

              (iv) The CERF Laboratory Agreement, duly executed by Smith &
       Nephew;

              (v) The Distribution Agreement, duly executed by Smith & Nephew;

              (vi) The Group Research Centre Technology Agreement, duly executed by the Company;

              (vii) The Amended and Restated Operating Agreement duly executed by the Company;

              (viii) The Vista Subleases, duly executed by Operating Subsidiary; and

              (ix) The Guarantees of the Vista Subleases, in the form of Exhibit L (the "Vista Guarantees"), duly executed by the Company.

       (c) the Company shall deliver to Investor the following:

              (i) Certificate of Formation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware;

              (ii) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Delaware;

              (iii) Certificate of the secretary or an assistant secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Investor, as to (A) no amendments to the Certificate of Formation of the Company since a specified date, (B) the operating agreement of the Company, (C) the charter and bylaws (or other comparable documents) of S&N DonJoy Mexico (D) the resolutions of the managers and sole member of the Company authorizing the execution, delivery and performance of this Agreement, the Company Ancillary Agreements, and the transactions contemplated by this Agreement and (E) incumbency and signatures of the officers of the Company executing this Agreement and the Company Ancillary Agreements;

              (iv) Amended and Restated Operating Agreement, duly executed by the Company; and

              (v) Certificate of Public Registry of Property and Commerce relating to S&N DonJoy Mexico.

       (d) Smith & Nephew shall deliver to Investor the following:

              (i) Certificate of Incorporation of Smith & Nephew certified as of a recent date by the Secretary of State of the State of Delaware;

              (ii) Certificate of good standing of Smith & Nephew issued as of a recent date by the Secretary of State of the State of Delaware;

              (iii) Certificate of the secretary or an assistant secretary of Smith & Nephew, dated the Closing Date, in form and substance reasonably satisfactory to Investor, as to (A) no amendments to the Certificate of Incorporation of Smith & Nephew since a specified date; (B) the by-laws of Smith & Nephew; (C) the resolutions of the board of directors of Smith & Nephew and the sole stockholder of Smith & Nephew authorizing the execution, delivery and performance of this Agreement, the Smith & Nephew Ancillary Agreements and the transactions contemplated by this Agreement; and (D) incumbency and signatures of the officers of Smith & Nephew executing this Agreement and any Smith & Nephew Ancillary Agreement;

              (iv) Opinion of counsel to Smith & Nephew and the Company substantially in the form contained in Exhibit J;

              (v) All consents, waivers or approvals obtained by Smith & Nephew, the Company or S&N DonJoy Mexico with respect to the consummation of the transactions contemplated by this Agreement, including those listed on
       Schedule 9.4;

              (vi) Stock certificate representing the shares of capital stock of S&N DonJoy Mexico held by Smith & Nephew, accompanied by a duly executed stock power transferring such shares to the Company; and

              (vii) The certificate contemplated by Section 9.1, duly executed by the President or any Vice President of Smith & Nephew.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF SMITH & NEPHEW

       As an inducement to Investor to enter into this Agreement and to consummate the transactions contemplated hereby, Smith & Nephew represents and warrants to Investor as follows:

5.1    ORGANIZATION OF SMITH & NEPHEW.

       Smith & Nephew is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

5.2    ORGANIZATION AND CAPITAL STRUCTURE OF THE COMPANY.

       (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign limited liability company and is in good standing in each of the jurisdictions listed in Schedule
5.2. Except as set forth in Schedule 5.2, the jurisdictions listed in Schedule
5.2 are the only jurisdictions in which the ownership or leasing of the Company's properties and assets or the conduct of the Business requires such qualification and where the failure to be so qualified has had or is reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 5.2, the Company has the requisite limited liability company power and authority to own or lease and to operate and use its assets and to carry on the Business as now conducted by it.

       (b) The initial capital contribution of the sole member of the Company is set forth on Schedule 5.2. Except for this Agreement and the operating agreement of the Company, and the Members' Agreement and the Amended and Restated Operating Agreement contemplated by this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any membership interests of the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members of the Company have the right to vote. All of the outstanding membership interests of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned by Smith & Nephew of record and beneficially free from all Encumbrances.

       (c) The New Membership Interest, when delivered to and purchased by Investor pursuant to Section 2.3, will be validly issued, fully paid and nonassessable and free from all Encumbrances (unless created by Investor or any of its Affiliates), other than restrictions under applicable securities laws.

5.3    S&N DONJOY MEXICO; SUBSIDIARIES.

       (a) S&N DonJoy Mexico is a corporation duly organized and validly existing as a limited liability variable stock company (Sociedad Anonima de Capital Variable) under the laws of Mexico. S&N DonJoy Mexico has authorized, issued and outstanding the number of shares of capital stock set forth in
Schedule 5.3. All such outstanding shares are owned by the Company and Smith & Nephew in the amounts set forth in Schedule 5.3, and have been duly and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person. There are no outstanding options, warrants or other rights to acquire securities of S&N DonJoy Mexico and there are no Encumbrances upon and no restrictions on transfer of the outstanding capital stock of S&N DonJoy Mexico. Except as set forth in Schedule 5.3, all corporate actions, licenses, permits, registrations, filings, governmental authorizations, payment of Taxes or withholdings or other actions required under Mexican law in connection with the acquisition of outstanding capital stock of S&N DonJoy Mexico by the Company have been taken or made.

       (b) Except for its ownership of shares of capital stock of S&N DonJoy Mexico, the Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity.

5.4    AUTHORITY OF SMITH & NEPHEW AND THE COMPANY.

       (a) Smith & Nephew has the requisite corporate power and authority to execute, deliver and perform this Agreement and all of the Smith & Nephew Ancillary Agreements and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the Smith & Nephew Ancillary Agreements by Smith & Nephew have been duly authorized and approved by Smith & Nephew's board of directors and its sole stockholder and do not require any further authorization or consent of Smith & Nephew or its stockholder. This Agreement has been duly authorized, executed and delivered by Smith & Nephew and (assuming the valid authorization, execution and deliver of this Agreement by Investor) is the legal, valid and binding obligation of Smith & Nephew enforceable against Smith & Nephew in accordance with its terms, and each of the Smith & Nephew Ancillary Agreements has been duly authorized by Smith & Nephew and upon execution and delivery by Smith & Nephew (assuming the valid authorization, execution and delivery thereof by the other party or parties thereto) will be a legal, valid and binding obligation of Smith & Nephew enforceable against Smith & Nephew in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

       (b) The Company has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the Company Ancillary Agreements have been duly authorized and approved by the managers and the sole member of the Company and do not require any further authorization of the managers or the sole member of the Company. This Agreement and the Company Ancillary Agreements have been duly authorized, executed and delivered by the Company. Assuming the valid authorization, execution and delivery of this Agreement by Investor, this Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

       (c) Except as set forth in Schedule 5.4, neither the execution and delivery of this Agreement or any of the Smith & Nephew Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

              (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the membership interests of the Company, the equity securities of S&N DonJoy Mexico or any of the assets of the Company, under (1) the Certificate of Incorporation or by-laws of Smith & Nephew,
       (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Smith & Nephew is a party or by which Smith & Nephew or any of its properties is bound, (3) the Certificate of Formation or operating agreement of the Company or the charter or other formative documents or the bylaws (Estatutos Sociales) of S&N DonJoy Mexico, (4) any Company Agreement, (5) any Court Order to which Smith & Nephew, the Company or S&N DonJoy Mexico is a party or by which any of them or any of their respective properties is bound, or (6) any Requirements of Laws affecting Smith & Nephew, the Company or S&N DonJoy Mexico, except, in the case of clause (6), for such conflicts, breaches, defaults, events or Encumbrances which is not reasonably expected to have a Material Adverse Effect; or

              (ii) require the approval, consent, authorization or act of, or the making by Smith & Nephew, the Company or S&N DonJoy Mexico of any declaration, filing or registration with, any Person, except for the filings required under the HSR Act, if any.

5.5    FINANCIAL STATEMENTS.

       (a) Schedule 5.5(a) contains (i) the audited consolidated balance sheets of the Business as of December 31, 1998 and 1997 and the related audited statements of income, members' equity and cash flows of the Business for the years ended December 31, 1998, 1997 and 1996 (collectively, the "Audited Financial Statements"), (ii) the unaudited management report of operating profit and net operating assets of the Business for the period ending April 3, 1999 which have been calculated in accordance with Agreed Accounting Principles,
(iii) a reconciliation statement setting forth the adjustments necessary to the Audited Financial Statements to arrive at "Net Operating Assets" as of December 31, 1998 set forth on Schedule 1.1(c) attached hereto and (iv) pro forma balance sheets, of the Business as of December 31, 1998 prepared under (A) GAAP (without adjustment to Agreed Accounting Principles) and (B) Agreed Accounting Principles setting forth the adjustments described in Section 7.7 and the adjustments necessary to eliminate the Excluded Liabilities reflected in the Balance Sheet. Except as set forth therein, the Audited Financial Statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly, in all material respects, the financial position and results of operations of the Business as of their respective dates and for the respective periods covered thereby.

       (b) Schedule 5.5(b) contains the list included as part of Note 3 to the Audited Financial Statements setting forth the amounts allocated by Smith & Nephew as liabilities of the Business relating to expenses for certain management, financial, administrative and legal services supplied to the Business by Smith & Nephew and its Affiliates during the year ended December 31, 1998 (the "Allocated Services"). Based on the assumptions included in Schedule 5.5(b) and the reasonable judgment of Smith & Nephew, Smith & Nephew believes that if the Company had operated on a stand alone basis as an entity unaffiliated with Smith & Nephew for the year ended December 31, 1998, the expenses for the services which constituted the Allocated Services would have been reduced by approximately $2,600,000 in the aggregate for the year ended December 31, 1998 from the aggregate amount allocated to the Allocated Services as set forth in Schedule 5.5(b); provided, however, that the foregoing shall not be deemed to constitute any representation as to the actual financial results to be achieved by the Company for any period, or the cost savings to be achieved by the Company for any period after the Closing.

5.6    OPERATIONS SINCE BALANCE SHEET DATE.

       Except as set forth in Schedule 5.6, since the Balance Sheet Date, no event or condition has occurred which has had or is reasonably likely to have a Material Adverse Effect, and each of Smith & Nephew, the Company and S&N DonJoy Mexico have conducted the Business only in the ordinary course of business and the Company and S&N DonJoy Mexico have not and, with respect to the Business, Smith & Nephew has not:

              (i) taken any action which has had or is reasonably likely to have a Material Adverse Effect;

              (ii) declared, set aside or paid any distribution with respect to any capital stock or membership interests of the Company or S&N DonJoy Mexico, or caused any direct or indirect purchase or other acquisition of any of such capital stock or membership interests, except for distributions of cash to Smith & Nephew in the ordinary course of business;

              (iii) taken any action which has resulted or is reasonably likely to result in any material change in the manner in which products or services of the Business are marketed (including, without limitation, any material change in prices), any material change in the manner in which the Business extends discounts or credit to customers or any material change in the manner or terms by which the Business deals with customers;

              (iv) canceled any debts owed to or claims held by it (including the settlement of any claims or litigation) or waived any other rights held by it, other than in the ordinary course of business;

              (v) paid any claims against it (including the settlement of any claims and litigation against it or the payment or settlement of any of its obligations or liabilities), other than in the ordinary course of business;

              (vi) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money (other than money borrowed or advances from Smith & Nephew or any of its Affiliates) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

              (vii) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business;

              (viii) delayed or accelerated payment of any of its account payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business;

              (ix) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $1,000,000 in the aggregate;

              (x) instituted any material increase in any compensation payable to any of its officer or employee or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to its officers or employees, other than increases pursuant to the Retention Agreements and increases that are consistent with past practice of the Business;

              (xi) made any change in the Tax or accounting principles and practices used by the Company and the Business from the Agreed Accounting Principles; or

              (xii) entered into any contractual obligation to any of the things referred to in clauses (i) through (xi).

5.7    CONDITION OF ASSETS.

       Except as set forth in Schedule 5.7, the equipment and other tangible personal property which is material to the Business and any real property owned, leased, used or occupied by the Company or S&N DonJoy Mexico are, in all material respects, in good working order, operating condition and state of repair, ordinary wear and tear excepted.

5.8    GOVERNMENTAL PERMITS.

       Except as set forth in Schedule 5.8 and except for the Environmental Permits, each of the Company and S&N DonJoy Mexico owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from each Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct the Business substantially as currently conducted including, without limitation, all material licenses, permits, registrations and other governmental approvals required under Mexican law by S&N DonJoy Mexico to operate as a maquiladora (herein collectively called "Governmental Permits"). The Governmental Permits owned, held or possessed by the Company or S&N DonJoy Mexico are in full force and effect, no violations thereof have occurred and no proceeding of any Governmental Body is pending to revoke or limit any such Governmental Permit.

5.9    REAL PROPERTY.

       (a) The Company does not own, and does not hold an option to acquire, any real property. Schedule 5.9(a) contains a brief description of each parcel of real property owned by S&N DonJoy Mexico ("Owned Real Property"). S&N DonJoy Mexico does not hold an option to acquire any real property.

       (b) Schedule 5.9(b) sets forth a list and brief description of each lease or similar agreement under which the Company or S&N DonJoy Mexico is lessee of, or holds or operates, any real property owned by any third Person (the "Leased Real Property").

       (c) Except as set forth on Schedule 5.9(c), the Owned Real Property and the Leased Real Property constitutes all real property used or occupied by Smith & Nephew, the Company or S&N DonJoy Mexico in connection with the Business. With respect to the Owned Real Property and the Leased Real Property, except as set forth on Schedule 5.9(c) and except for Permitted Encumbrances, (i) no portion thereof is subject to any pending or, to the Knowledge of Smith & Nephew, threatened condemnation proceeding by any Governmental Body, (ii) the physical condition of the Leased Real Property and the Owned Real Property is sufficient to permit the conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair, (iii) the Company (or S&N DonJoy Mexico, as the case may be) is the owner and holder of all of the leasehold estates purported to be granted by the leases set forth in Schedule 5.9(b), (iv) there are no written agreements to which the Company (or S&N DonJoy Mexico, as the case may be) or any Affiliate thereof is a party, granting to any Person (other than the Company or S&N DonJoy Mexico, as the case may be) the right of use or occupancy of any portion of the Leased Real Property or the Owned Real Property, (v) there are no Persons (other than the Company (or S&N DonJoy Mexico, as the case may be) or its lessees disclosed pursuant to clause
(iv) above) in lawful possession of the Leased Property or the Owned Real Property, and (vi) no written notice of any increase in the assessed valuation of the Leased Real Property or the Owned Real Property and no written notice of any contemplated special assessment has been received by the Company (or S&N DonJoy Mexico, as the case may be) and, to the Knowledge of Smith & Nephew, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any of the Leased Real Property or the Owned Real Property.

5.10   TAXES.

       Except as set forth on Schedule 5.10, (i) Smith & Nephew has filed or caused to be filed all material Tax Returns required to have been filed on or before the date hereof with respect to the Business, the Company and S&N DonJoy Mexico and such Tax Returns are true, correct and complete in all material respects, (ii) Smith & Nephew, the Company or S&N DonJoy Mexico have thereby timely paid all Taxes shown to be due on the Tax Returns referred to in clause
(i) and any other Taxes that have become due and payable have been timely paid,
(iii) none of Smith & Nephew, the Company or S&N DonJoy Mexico has waived in writing any statute of limitations in respect of Taxes with respect to the Business, the Company or S&N DonJoy Mexico which waiver is currently in effect,
(iv) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending, (v) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full, (vi) the Company has not elected to be taxed as a corporation for federal income tax purposes and is eligible to be treated as a partnership for tax purposes, (vii) the Company has not incurred any liability to make any payments that either alone or in conjunction with any other payments could constitute a "parachute payment" within the meaning of
Section 280G of the Code, (viii) the Company is not presently required to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods, and (ix) none of the Business Assets are subject to a lien for Taxes, other than liens for Taxes not yet due and payable. S&N DonJoy Mexico is current and in compliance with all Mexican tax obligations (local, state or federal), social security contributions (without limitation payments to the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social) ("IMSS"), Employees Housing Fund (Instituto

Fondo Nacional de la Vivienda para los Trabajadores) ("INFONAVIT") and the Mandatory Retirement Fund (Sistema de Ahorro para el Retiro) ("SAR")) and employees profit sharing obligations and is not a party to any action or proceeding, nor has written notification been received by Smith & Nephew, the Company or S&N DonJoy Mexico that any such action or proceeding is pending for the assessment or recollection of Taxes.

5.11   PERSONAL PROPERTY LEASES.

       Schedule 5.11 contains as of the date of this Agreement a brief description of each lease or other agreement or right, whether written or oral, under which the Company or S&N DonJoy Mexico is lessee of, or holds or operates, any machinery, equipment or other tangible personal property owned by a third Person, except those which are terminable by the Company or S&N DonJoy Mexico without penalty on 60 days' or less notice or which provide for annual rentals of less than $100,000.

5.12   NO UNDISCLOSED LIABILITIES.

       Except as set forth in Schedule 5.12 or as reflected on the Balance Sheet, to the Knowledge of Smith & Nephew, as of the Balance Sheet Date, neither the Company nor S&N DonJoy Mexico was subject to, and there was not with respect to the Business, any material liability, whether absolute, contingent, accrued or otherwise. Since the Balance Sheet Date, except as set forth in Schedule 5.12, to the Knowledge of Smith & Nephew, neither the Company nor S&N DonJoy Mexico has incurred any material liability, whether absolute, contingent, accrued or otherwise, except for liabilities incurred in the ordinary course of business.

5.13   INTELLECTUAL PROPERTY.

       (a) Schedule 5.13(a) contains as of the date of this Agreement a list and description of:

              (i) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are owned by or to the Knowledge of Smith & Nephew are subject to an obligation of assignment to Smith & Nephew, the Company S&N DonJoy Mexico, or a predecessor of any of these, and are used in or are intended to be used in the Business or relate solely and exclusively to the Business (the "Owned Intellectual Property");

              (ii) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for that are licensed to Smith & Nephew, the Company, S&N DonJoy Mexico, or a predecessor of any of these, and are used in or are intended to be used in the Business or relate solely and exclusively to the Business ("Licensed Intellectual Property");

              (iii) all agreements, commitments, contracts, understandings, licenses, assignments and indemnities relating or pertaining to any asset, property or right of the character described in the preceding clauses (i) and (ii) to which the Company or S&N DonJoy Mexico or a predecessor of either of these is a party, showing in each case the parties thereto, except for employee and inventor assignments; and

              (iv) all licenses or agreements pertaining to know-how, trade secrets, inventions, disclosures or uses of ideas; copyrights (whether registered or unregistered); computer software (other than off-the-shelf computer software); rights of publicity; trademarks, service marks, trade dress or trade names (whether registered or unregistered); to which the Company or S&N DonJoy Mexico or a predecessor of either of these is a party, which are material to the conduct of the Business, showing in each case the parties thereto.

       (b) Except as set forth in Schedule 5.13(b), no unresolved claims have been asserted or, to the Knowledge of Smith & Nephew, threatened against Smith & Nephew, the Company or S&N DonJoy Mexico or a predecessor of any of these, which challenge the validity, enforceability or ownership of any patent, trademark, trade name, service mark or other right or property described in Schedule 5.13.

       (c) Except as set forth in Schedule 5.13(c), to the Knowledge of Smith & Nephew,

              (i) the Company and S&N DonJoy Mexico own, possess all right, title and interest in, have the exclusive right to sell, license and dispose of, and have the right to bring actions for the infringement of, all rights and properties listed in Schedule 5.13(a)(i);

              (ii) the Company and S&N DonJoy Mexico own or have an enforceable right to use pursuant to license, sublicense, or other agreement all patents, know-how, trade secrets, inventions, designs, trademarks, service marks, trade dress, trade names, logos, copyrights, data compilations, computer software, and publicity rights that are material to and are currently used in the conduct of the Business;

              (iii) each of Smith & Nephew, the Company and S&N DonJoy Mexico has taken reasonable and practicable steps designed to safeguard and maintain the proprietary rights of the Company and S&N DonJoy Mexico in all the Owned Intellectual Property and Licensed Intellectual Property;

              (iv) the conduct of the Business as presently conducted does not infringe, misappropriate or otherwise conflict with any valid intellectual property rights of any third party that are not licensed to Smith & Nephew;

              (v) none of Smith & Nephew, the Company, S&N DonJoy Mexico nor any predecessor of any of these has received from any Person in the past five years any unresolved notice, charge, complaint, claim or assertion thereof relating to infringement or misappropriation of any intellectual property right of any third-party by the Company, S&N DonJoy Mexico or any predecessor of any of these, and no such claim is impliedly threatened by an offer to license from another Person; and

              (vi) none of Smith & Nephew, the Company, S&N DonJoy Mexico nor any predecessor of any of these has sent to any Person, or otherwise communicated to any Person, in the past five years any notice, charge, complaint, claim or other assertion of any infringement by or misappropriation of, or other conflict with, any Owned Intellectual Property or Licensed Intellectual Property or any property or right listed in Section 5.13(c)(ii) by such other Person, nor is any such infringement, misappropriation, or conflict occurring or threatened.

5.14   TITLE TO ASSETS.

       (a) Except as set forth in Schedule 5.14, the Company and S&N DonJoy Mexico have good and marketable title to, or, in the case of property held under lease or other contract or agreement, a valid and enforceable right to use, or, in the case of Owned Real Property, own, all of their properties, rights and assets, whether tangible or intangible, including without limitation all properties, rights and assets reflected in the Balance Sheet (except as sold or otherwise disposed of since the Balance Sheet Date in the ordinary course of business) (the "Business Assets") free and clear of all Encumbrances except for Permitted Encumbrances.

       (b) Except as set forth in Schedule 5.14, the Business Assets constitute all of the assets used in the conduct of the Business as currently conducted. The machinery and equipment which comprises part of the Business Assets is generally in good operating condition and repair (normal wear and tear excepted) and is suitable for the uses for which it is currently used in the Business. The machinery and equipment leased by the Company and S&N DonJoy Mexico are in such condition as to permit the surrender thereof by the Company or S&N DonJoy Mexico, as the case may be, to the lessors thereof on the date hereof without any material cost or expense for repair or restoration as if the related leases were terminated on and as of the date hereof pursuant to the terms of such leases. Smith & Nephew has delivered to Investor a true and complete listing of the fixed assets included in the Business Assets as of the Balance Sheet Date.

5.15   NO VIOLATION, LITIGATION OR REGULATORY ACTION.

       Except as set forth in Schedule 5.15:

       (a) each of the Company, S&N DonJoy Mexico and Smith & Nephew, with respect to the Company and the Business, has complied in all material respects with all applicable Requirements of Laws and all applicable Court Orders; and

       (b) as of the date hereof, there are no lawsuits, claims, suits, arbitrations, proceedings or actions before or by any Governmental Body or arbitrator pending or, to the Knowledge of Smith & Nephew, threatened against the Company or S&N DonJoy Mexico and to the Knowledge of Smith & Nephew there are no investigations by any Governmental Body pending or threatened against the Company or S&N DonJoy Mexico.

5.16   INSURANCE.

       Smith & Nephew or its Affiliates maintain, with respect to the Company and S&N DonJoy Mexico, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in its judgment prudent and commercially reasonable.

5.17   CONTRACTS.

       Except as set forth in Schedule 5.17 or any other Schedule hereto which specifically identifies such contract, as of the date of this Agreement, neither the Company nor S&N DonJoy Mexico is a party to or bound by:

       (a) any contract for the purchase or sale of real property;

       (b) any contract for the purchase by the Company or S&N DonJoy Mexico of supplies, raw materials or equipment which Smith & Nephew reasonably anticipates will involve the payment of more than $150,000 after the date hereof;

       (c) any contract for the sale by the Company or S&N DonJoy Mexico of products of the Business or Business Assets which Smith & Nephew reasonably anticipates will involve the payment of more than $150,000 after the date hereof;

       (d) any guarantee of the obligations of customers, suppliers, officers, directors, employees or Affiliates of the Company or S&N DonJoy Mexico;

       (e) any agreement which provides for the incurrence by the Company or S&N DonJoy Mexico of indebtedness for borrowed money;

       (f) any contract for the employment of any officer or individual employee on a full-time or part-time basis, other than the Retention Agreements and agreements with employees of S&N DonJoy Mexico;

       (g) any factoring agreement or other agreement involving the sale of the accounts receivable of the Company or S&N DonJoy Mexico to a third party at a discount;

       (h) any contract or group of related contracts with the same party (excluding purchase orders entered into in the ordinary course of business) for the purchase or sale of products or services under which the undelivered balance of such products and services as of the date hereof has a selling price in excess of $150,000;

       (i) any contract which prohibits either the Company or S&N DonJoy Mexico from freely engaging in the Business in any material respect anywhere in the world;

       (j) any contract relating to the purchase, distribution, marketing or sales of products of either the Company or S&N DonJoy Mexico or any other Person (other than purchase and sales orders entered into in the ordinary course of business consistent with past practices and the performance of which by the parties thereto is reasonably expected to be substantially completed within 60 days of the execution thereof and contracts with respect to which the amount which Smith & Nephew reasonably anticipates to be paid by or paid to the Company and S&N DonJoy Mexico in 1999 will be less than $200,000 in the aggregate); or

       (k) any other contract or agreement that is material to the Company and S&N DonJoy Mexico, taken as a whole.

5.18   STATUS OF CONTRACTS.

       Except as set forth in Schedule 5.18 or in any other Schedule hereto which specifically identifies such Company Agreement, each of the leases, contracts and other agreements listed in Schedules 5.9(b), 5.11, 5.13 or 5.17 (collectively, the "Company Agreements") constitutes a valid and binding obligation of the Company or S&N DonJoy Mexico and, to the Knowledge of Smith & Nephew, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect. Each of the Company and S&N DonJoy Mexico has performed in all material respects all obligations required to be performed by it and neither the Company nor S&N DonJoy Mexico is in, or, to the Knowledge of Smith & Nephew, alleged to be in, breach or default under, any of the Company Agreements. To the Knowledge of Smith & Nephew, no other party to any of the Company Agreements is in material breach or material default thereunder and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or S&N DonJoy Mexico or, to the Knowledge of Smith & Nephew, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been made available to Investor by Smith & Nephew.

5.19   EMPLOYEE BENEFIT PLANS.

       (a) Schedule 5.19 contains a complete list of each Company Plan. Smith & Nephew has made available to Investor copies of all such Company Plans.

       (b) None of Smith & Nephew, the Company or S&N DonJoy Mexico has been required, at any time during the six-year period ending on the Closing Date, to contribute to any Multiemployer Plan with respect to the Business, and no withdrawal liability has been incurred by or asserted during such period against Smith & Nephew, the Company or S&N DonJoy Mexico under Title IV of ERISA.

       (c) Except as set forth in Schedule 5.19, (i) for each Company Plan that is a "pension plan" within the meaning of section 3(2) of ERISA that is intended to satisfy the provisions of section 401(a) of the Code, Smith & Nephew has obtained a favorable determination letter from the IRS to such effect, (ii) to the knowledge of Smith & Nephew, none of such determination letters has been revoked by the IRS nor has the IRS given any written notice to Smith & Nephew that it intends to revoke any such determination letter, (iii) no Company Plan that is a funded pension plan and no trust established thereunder has any accumulated funding deficiency within the meaning of section 302(a) of ERISA and section 412 of the Code, (iv) no material reportable event within the meaning of section 4043 of ERISA or material prohibited transaction within the meaning of section 406 of ERISA has occurred with respect to any Company Plan and no material tax has been imposed pursuant to section 4975 or section 4976 of the Code in respect thereof, and (v) none of Smith & Nephew, the Company or S&N DonJoy Mexico has incurred any material liability to the Pension Benefit Guaranty

Corporation with respect to any Company Plan which is a pension plan subject to Title IV of ERISA other than liability for premiums.

       (d) Except as set forth in Schedule 5.19, there are no material claims pending by or on behalf of any Company Plan, by any employee or beneficiary covered under any Company Plan, or otherwise involving any Company Plan (other than routine claims for benefits).

       (e) Each Company Plan has been operated and administered in accordance with its terms and compliance with ERISA and the Code in all material respects.

5.20   NO FINDER.

       Neither Smith & Nephew nor any Person acting on its behalf has incurred any liability for any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, other than to Chase Securities Inc., whose fees and expenses shall be paid by Smith & Nephew.

5.21   LABOR RELATIONS; EMPLOYEES.

       (a) Schedule 5.21 sets forth a list of all employees of the Business as of the date hereof whose base compensation exceeds $100,000, together with their respective names, titles, salaries, bonuses, retention payments or other compensation (if any) in the year ended December 31, 1998, and the respective dates on which each of them commenced employment. To the extent any such employee is on a leave of absence, Schedule 5.21 indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. Except as set forth in Schedule 5.21, no employee who would have been listed in Schedule 5.21 if employed in the Business on the date hereof left the service of the Business within the six-month period immediately preceding the date hereof.

       (b) Except as set forth on Schedule 5.21,(i) the Company and S&N DonJoy Mexico generally enjoy good relations with their employees, and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Smith & Nephew, threatened against or involving the Business, and
(ii) neither the Company nor S&N DonJoy Mexico is a party to or bound by any collective bargaining agreement, union contract or similar agreement, no such agreement is currently being negotiated by either the Company or S&N DonJoy Mexico, and to the Knowledge of Smith & Nephew, no labor union has taken any action with respect to organizing employees of either the Company nor S&N DonJoy Mexico and no representation question exists with respect to any such employees.

5.22   SUPPLIERS AND VENDORS.

       Except in the ordinary course of business, no material supplier or vendor who supplied more than $100,000 of goods or services to the Business in 1998 has notified Smith & Nephew, the Company or S&N DonJoy Mexico in writing that it has canceled or otherwise terminated, or, to the Knowledge of Smith & Nephew, threatened to cancel or otherwise terminate, its relationship with such company with respect to the Business or has materially decreased, materially limited or otherwise materially modified, or, to the Knowledge of Smith & Nephew, threatened to materially decrease, materially limit or otherwise materially modify, the services, supplies or materials it provides to such company with respect to the Business.

5.23   CUSTOMERS.

       Except as set forth on Schedule 5.23, no customer of the Business to which more than $50,000 of sales in 1998 were attributable has notified Smith & Nephew, the Company or S&N DonJoy Mexico in writing that it intends to, or, to the Knowledge of Smith & Nephew, has threatened to, terminate or materially curtail its relationship and dealings with such company with respect to the Business.

5.24   YEAR 2000.

       To the Knowledge of Smith & Nephew, except as set forth in Schedule 5.24, the software and hardware used by Smith & Nephew, the Company or S&N DonJoy Mexico in the conduct of the Business as presently conducted that contains or relies upon a calendar function, provides specific dates or calculates spans of dates, is able to record, store, process and provide true and accurate dates and calculations for dates and spans of dates including and following January 1, 2000.

5.25   ACCOUNTS AND NOTES RECEIVABLE.

       Except as set forth on Schedule 5.25, all of the accounts receivable and notes receivable owing to the Business as of the date hereof constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights to set-off against any thereof. Except as set forth on Schedule 5.25, as of the Balance Sheet Date, there is to the Knowledge of Smith & Nephew with respect to the Business (i) no account debtor or note debtor that is in excess of credit terms for payments in excess of $100,000 in the aggregate (ii) no account debtor or note debtor that has refused to pay its obligations to the Business for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $50,000 per account debtor or $100,000 in the aggregate), and (iii) no account debtor or note debtor that owes the Business amounts in excess of $50,000 in the aggregate that is insolvent or bankrupt.

5.26   RELATED PARTY TRANSACTIONS.

       Except (i) as set forth on Schedule 5.26, (ii) for the Smith & Nephew Ancillary Agreements, (iii) for compensation to bona-fide employees of the Business for services rendered in the ordinary course of business and (iv) for contracts, agreements and arrangements involving payment of less than $75,000 in any fiscal year, no current or former Affiliate of Smith & Nephew, the Company or S&N DonJoy Mexico is now or has been during the last three fiscal years party to any transaction or contract with respect to the Business with the Company or S&N DonJoy Mexico or Smith & Nephew, including, but not limited to any contract, agreement or arrangement for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to any such Affiliate.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

       As an inducement to Smith & Nephew to enter into this Agreement and to consummate the transactions contemplated hereby, Investor hereby represents and warrants to Smith & Nephew as follows:

6.1    ORGANIZATION OF INVESTOR.

       Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

6.2    AUTHORITY OF INVESTOR.

       (a) Investor has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and all of the Investor Ancillary Agreements and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the Investor Ancillary Agreements by Investor have been duly authorized and approved by Investor's managers and do not require any further authorization or consent of Investor or its members. This Agreement has been duly authorized, executed and delivered by Investor and (assuming the valid authorization, execution and delivery of this Agreement by Smith & Nephew and the Company) is the legal, valid and binding agreement of Investor enforceable against Investor in accordance with its terms, and each of the other Investor Ancillary Agreements has been duly authorized by Investor and upon execution and delivery by Investor (assuming the valid authorization, execution and delivery thereof by the other party or parties thereto) will be a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

       (b) Neither the execution and delivery of this Agreement or any of the Investor Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

              (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Formation or operating agreement of Investor, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Investor is a party or by which Investor or any of its properties is bound, (3) any Court Order to which Investor is a party or by which Investor or any of its properties is bound or (4) any Requirements of Laws affecting Investor, except, in the case of clause (3), for such conflicts, breaches, defaults, events or Encumbrances which would not have a material adverse effect on the assets, business, results of operations or financial condition of Investor and its subsidiaries, taken as a whole, and would not impair in any material respect the ability of Investor to perform its obligations under this Agreement or consummate the transactions contemplated hereby, or

              (ii) require the approval, consent, authorization or act of, or the making by Investor of any declaration, filing or registration with, any Person, except for the filings required under the HSR Act, if any.

6.3    FINANCIAL COMMITMENTS.

       Complete and correct copies of the funding commitments for equity and debt financing are included in Schedule 6.3, which are in amounts sufficient to enable Investor to consummate the transactions contemplated by this Agreement to be performed by Investor and in amounts sufficient to enable the Company (and the Operating Subsidiary) to consummate the transactions contemplated by this Agreement to be performed by the Company (and the Operating Subsidiary).

6.4    INVESTMENT INTENT.

       Investor is acquiring the New Membership Interest as an investment for its own account and not with a view to the distribution or sale thereof and is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended.

6.5    NO FINDER.

       Neither Investor nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement, except for the Persons listed on Schedule 6.5, the fees and expenses of which shall be paid by Investor.

                                  ARTICLE VII

                        ACTION PRIOR TO THE CLOSING DATE

       The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

7.1    INVESTIGATION.

       Smith & Nephew shall (and shall cause the Company and S&N DonJoy Mexico to) afford to the officers, employees and authorized representatives of Investor (and its potential financing sources who agree to be bound by the provisions of Section 14.2),including, without limitation, independent public accountants and attorneys, reasonable access during normal business hours upon reasonable advance notice to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company and S&N DonJoy Mexico as and to the extent Investor and such other Persons shall reasonably deem necessary or desirable in the course of their investigation of the Company and S&N DonJoy Mexico and shall furnish to Investor and its potential financing sources or its or their authorized representatives such additional information concerning the Company and S&N DonJoy Mexico as shall be reasonably requested; provided, however, that Smith & Nephew shall not be required to violate any obligation of confidentiality to which it, or the Company or S&N DonJoy Mexico is subject in discharging its obligations pursuant to this Section 7.1. Investor agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of Smith & Nephew, the Company or S&N DonJoy Mexico.

7.2    PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES.

       Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Prior to the Closing, each party will give the other prompt written notice upon becoming aware of any material breach of or material inaccuracy in any representation or warranty of such notifying party; provided, however, that no such disclosure shall be deemed to amend any Schedule hereto, or prevent or cure any breach of or inaccuracy in, or disclose any exception to, any of the representations and warranties set forth herein or relieve such other party of any liability pursuant to this Agreement.

7.3    CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS; FINANCING.

       (a) Smith & Nephew (and Smith & Nephew shall cause the Company and S&N DonJoy Mexico to) and Investor will act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Investor, from any party to any Company Agreement required to be obtained to satisfy the conditions set forth in Section 9.4; provided that neither Smith & Nephew nor Investor shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals.

       (b) During the period prior to the Closing Date, Smith & Nephew (and Smith & Nephew shall cause the Company and S&N DonJoy Mexico to) and Investor shall act diligently and reasonably, and shall cooperate with each other, to secure as soon as practicable any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement.

       (c) Investor shall act diligently and reasonably to cause the Company and the Operating Subsidiary to obtain the financing described in the funding commitments set forth in Schedule 6.3. In the event that the Senior Subordinated Notes (as defined in such funding commitments) cannot be issued, Investor shall use diligent and reasonable efforts to cause the Operating Subsidiary to borrow not less than $100,000,000 under the Senior Subordinated Facility (as defined in such funding commitments) for purposes of consummating the transactions contemplated by this Agreement.

7.4    OPERATIONS PRIOR TO THE CLOSING DATE.

       (a) Smith & Nephew shall cause the Company and S&N DonJoy Mexico to operate and carry on the Business only in the ordinary course of business substantially as presently operated and consistent with past practice. Consistent with the foregoing, Smith & Nephew shall cause each of the Company and S&N DonJoy Mexico to use its reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, employees, customers and others having business relations with it.

       (b) Without limiting Section 7.4(a), except as set forth on Schedule 7.4, except as expressly contemplated by this Agreement or except with the express written approval of Investor (which Investor agrees shall not be unreasonably withheld or delayed), Smith & Nephew shall cause the Company and S&N DonJoy Mexico to not:

              (i) make any material change in the Business or the operations of the Company or S&N DonJoy Mexico;

              (ii) enter into any contract for the purchase of real property or exercise any option to extend a lease listed in Schedule 5.9(b);

              (iii) create, incur, assume or guarantee, or agree to create, incur, assume or guarantee, any indebtedness for borrowed money (other than money borrowed from or advances from Smith & Nephew or any of its Affiliates in the ordinary course of business);

              (iv) institute any material increase in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees, except as provided in the Retention Agreements;

              (v) make any material change in the compensation of its employees, other than changes made in accordance with normal compensation practices and consistent with past compensation practices, except as provided in the Retention Agreements;

              (vi) make any material change in accounting policies from the Agreed Accounting Principles;

              (vii) sell, lease to others or otherwise dispose of any of its assets (except for sales in the ordinary course of business);

              (viii) change or amend the Company's Certificate of Formation or operating agreement, except for the Amended and Restated Operating Agreement, or S&N DonJoy Mexico's charter or other formative documents or by-laws;

              (ix) issue or sell any of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

              (x) fail to use reasonable efforts to keep the policies of fire and extended coverage and casualty, liability and other forms of insurance coverage maintained by Smith & Nephew or its Affiliates with respect to the Company and S&N DonJoy Mexico as of the date hereof or comparable insurance in effect through the Closing Date;

              (xi) acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;

              (xii) fail to use commercially reasonable efforts to maintain the condition of all material Business Assets;

              (xiii) make any Tax election, change any Tax accounting method or file any Tax Returns in a manner that is inconsistent with past practice; and

              (xiv) agree, whether in writing or otherwise, to do any of the foregoing.

7.5    ANTITRUST LAW COMPLIANCE.

       To the extent required, as promptly as practicable after the date hereof, Investor and Smith & Nephew shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice (and, if applicable, state antitrust authorities or competition authorities of any other jurisdiction) the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder or under any other Requirements of Law, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Investor and Smith & Nephew agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property (including, in the case of Smith & Nephew, the Company and S&N DonJoy Mexico) as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations. Any filing fees payable in connection with the notifications or filings described in this Section 7.5 shall be paid by Investor.

7.6    ACQUISITION TRANSACTIONS.

       (a) From and after the date hereof until the earlier of the Closing Date or the termination of the Agreement, without the written consent of the Investor, neither Smith & Nephew, the Company nor S&N DonJoy Mexico shall, directly or indirectly:

              (i) solicit, initiate discussions or engage in negotiations with any Person (whether such negotiations are initiated by Smith & Nephew or otherwise), other than Investor, its Affiliates and their respective designees and agents, relating to the possible acquisition, whether by way of merger, reorganization, purchase of capital stock, purchase of assets or otherwise (any such acquisition being referred to in this Section 7.6 as an "Acquisition Transaction"), of any interest in the Business or any equity interest of the Company or S&N DonJoy Mexico; provided, however, that the acquisition by any Person of the capital stock or assets of Smith & Nephew or any of its Affiliates, other than the capital stock or assets of the Company or S&N DonJoy Mexico, shall not constitute an "Acquisition Transaction" for purposes of this Agreement; and provided, further, that sales of product or inventory or other property in the ordinary course of the Business shall not be a violation of this Section 7.6;

              (ii) provide information with respect to the Business or the capital stock of the Company or S&N DonJoy Mexico to any Person in connection with a possible Acquisition Transaction involving such Person, other than Investor, its Affiliates and their respective designees and agents; or

              (iii) enter into any agreement with any Person, other than Investor, its Affiliates and their respective designees and agents, with respect to an Acquisition Transaction.

       If Smith & Nephew, the Company or S&N DonJoy Mexico receives an unsolicited written offer or proposal relating to a possible Acquisition Transaction, Smith & Nephew shall promptly notify Investor and provide information to Investor as to the identity of the Person making any such offer or proposal and the material terms of such offer or proposal.

       (b) The parties recognize and acknowledge that a breach by the Seller of
Section 7.6(a) may cause irreparable and material loss and damage for Investor, the amount of which cannot be readily determinable and as to which it will not have any adequate remedy at law or in damages. Accordingly, in addition to any remedy Investor may have in damages by an action at law, it shall be entitled to the issuance of an injunction restraining any such breach or any other remedy at law or in equity for any such breach.

7.7    CERTAIN ASSETS AND LIABILITIES.

       Prior to the Closing Date, Smith & Nephew shall cause the assets listed under "Cash" and the liabilities listed under "Current and deferred income taxes due to Parent" and "Restructuring reserve" on the Balance Sheet to be canceled and shall cause the amounts listed under "Intercompany obligations, less current portion" on the Balance Sheet to be capitalized and transferred to "Members Equity."

                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

8.1    TAX MATTERS.

       (a) Liability for Taxes.

              (i) Smith & Nephew shall be liable for and pay, and pursuant to
       Article XI (and subject to the limitations thereof) shall indemnify Investor, the Company and S&N DonJoy Mexico against, all Taxes applicable to the Business or for which the Company or S&N DonJoy Mexico may otherwise be liable (including any liability pursuant to Treas. Req.
       Section 1.1502-6 or similar provisions of state or local law), in each case, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing

       Date, provided, however, that Smith & Nephew shall not be liable for or pay, and shall not indemnify Investor, the Company and S&N DonJoy Mexico against, (I) any Taxes shown as a liability or reserve on the Valuation Date Balance Sheet, (II) any Taxes that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign law as a result of the purchase of shares of S&N DonJoy Mexico, and (III) any Taxes applicable to the Business or for which the Company or S&N DonJoy Mexico may otherwise be liable as a result of transactions occurring on the Closing Date that are properly allocable (based on the factors set forth in Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing (Taxes described in this proviso, hereinafter "Excluded Taxes"). Investor and Smith & Nephew agree that, with respect to any transaction described in clause (III) of the preceding sentence, the Company and all persons related to the Company under Section 267(b) of the Code immediately after the Closing shall treat such transaction for all federal income Tax purposes (in accordance with Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)), and (to the extent permitted) for other income Tax purposes, as occurring at the beginning of the day following the Closing Date. Smith & Nephew shall be entitled to any refund of (or credit for) Taxes, other than Excluded Taxes paid or credited to Investor, the Company or S&N DonJoy Mexico, allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

              (ii) The Company shall be liable for and pay, and pursuant to
       Article XI (and subject to the limitations thereof) shall indemnify Smith & Nephew against, (A) all Taxes applicable to the Business, or for which the Company or S&N DonJoy Mexico may otherwise be liable, for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) Excluded Taxes. Except as otherwise provided herein, the Company shall be entitled to any refund of (or credit for) Taxes allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and with respect to Excluded Taxes.

              (iii) For purposes of paragraphs (a)(i) and (a)(ii), whenever it is necessary to determine the liability for Taxes for a Straddle Period, the determination of the Taxes applicable to the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Company or S&N DonJoy Mexico were closed at the close of the Closing Date, provided, however, that (I) transactions occurring on the Closing Date that are properly allocable (based on the factors set forth in Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date, and (II) exemptions, allowances, deductions and Taxes (such as real or personal property Taxes) that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis.

              (iv) Notwithstanding anything herein to the contrary, Investor shall pay, and shall indemnify each Smith & Nephew Group Member against, any real property transfer or gains Tax, sales Tax, use Tax, value-added Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

       (b) Tax Returns.

              (i) Smith & Nephew shall file or cause to be filed when due (taking into account all extensions properly obtained) in a manner consistent with past practices and in accordance with applicable Requirements of Law all Tax Returns that are required to be filed by or with respect to the Business, the Company and S&N DonJoy Mexico for taxable years or periods ending on or before the Closing Date and Smith & Nephew shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and the Company shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Business, the Company and S&N DonJoy Mexico for taxable years or periods ending after the Closing Date and the Company shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. Smith & Nephew or the Company shall pay the other party for the Taxes for which Smith & Nephew or the Company, respectively, is liable pursuant to paragraph (a) of this Section 8.1 but which are payable with any Tax Return to be filed by the other party pursuant to this paragraph (b) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by Smith & Nephew or the Company, as the case may be, but in no event earlier than 10 days prior to the due date for paying such Taxes.

              (ii) None of Investor or the Company or any Affiliate of Investor or the Company shall (or shall cause or permit the Company or S&N DonJoy Mexico to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Business, the Company or S&N DonJoy Mexico with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Smith & Nephew, which consent may be withheld in the reasonable discretion of Smith & Nephew or unless required by applicable Requirements of Law (it being understood that withholding of such consent shall be deemed reasonable if any such action will materially increase Smith & Nephew's liability for Taxes).

       (c) Contest Provisions. The Company shall promptly notify Smith & Nephew in writing upon receipt by it, any of its Affiliates or S&N DonJoy Mexico of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Smith & Nephew may be liable pursuant to paragraph (a) of this Section 8.1.

       Smith & Nephew shall have the sole right to represent the Company's and S&N DonJoy Mexico's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which Smith & Nephew may be liable pursuant to paragraph (a) of this
Section 8.1, and to employ counsel of its choice at its expense; provided, however, that Smith & Nephew shall provide timely notice to the Company of any significant developments with respect to any such audit or proceeding; and provided, further that the Company and its representatives shall be permitted, at the Company's expense, to be present at, and participate in, any such audit or proceeding (not including any such audit or proceeding relating to income Taxes of Smith & Nephew). In the case of a Straddle Period, Smith & Nephew shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of the Company, and at Smith & Nephew's sole expense, may assume the entire control of such audit or proceeding. Notwithstanding the foregoing, Smith & Nephew shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the liability for Taxes of the Company, S&N DonJoy Mexico or Investor for any period after the Closing Date to any extent without the prior written consent of the Company, which consent the Company may not unreasonably withhold. Notwithstanding the foregoing, none of Investor, any of its Affiliates, the Company or S&N DonJoy Mexico may settle any Tax claim for any Taxes for which Smith & Nephew may be liable pursuant to paragraph (a) of this Section 8.1, without the prior written consent of Smith & Nephew, which consent may not be unreasonably withheld.

       (d) Assistance and Cooperation. After the Closing Date, each of Smith & Nephew, the Company and Investor shall (and shall cause their respective Affiliates to):

              (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 8.1;

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company and S&N DonJoy Mexico or otherwise relating to the Business;

              (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Business, the Company and S&N DonJoy Mexico;

              (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and S&N DonJoy Mexico for taxable periods for which the other may have a liability under this Section 8.1;

              (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

              (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraph (a)(iv) of this Section 8.1 (relating to sales, transfer and similar Taxes); and

              (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 8.1.


       (e) Election under Section 338 for S&N DonJoy Mexico. Smith & Nephew and Investor agree that Investor shall not make any election under Section 338 of the Code or under any applicable similar provision of state or foreign law with respect to S&N DonJoy Mexico.

8.2    USE OF NAMES.

       Smith & Nephew is not granting Investor or the Company or S&N DonJoy Mexico a license to use any of Smith & Nephew's tradenames or trademarks (including, without limitation, "Smith & Nephew"), and Investor shall not permit the Company or S&N DonJoy Mexico to use in any manner after the Closing any names or marks of Smith & Nephew or any of Smith & Nephew's Affiliates or any word that is similar in sound or appearance to such names or marks. Investor acknowledges that Smith & Nephew and its Affiliates would be irreparably harmed by any breach of this Section 8.2 and that any relief under Article XI will be inadequate to compensate Smith & Nephew or such Affiliates for any such breach. Accordingly, Investor agrees that, in addition to any relief available under
Article XI, Smith & Nephew and its Affiliates shall be entitled, without the necessity of proving actual damages or posting any bond, to injunctive relief against Investor and any involved Affiliates of Investor in the event of any breach or threatened breach by Investor (or its Affiliates) of its covenants and agreements in this Section 8.2 and Investor (on behalf of itself and its Affiliates) consents to the entry thereof. Notwithstanding any provision of this Agreement, the Company and S&N DonJoy Mexico shall have the right to distribute materials marked with tradenames or trademarks of Smith & Nephew printed on such materials prior to the Closing Date, provided that commencing with the 90th day after the Closing Date and until the first anniversary of the Closing Date, Investor shall cause the Company and S&N DonJoy Mexico where feasible to remove such names and marks or to indicate thereon prior to any use thereof the change in the ownership of the Company and S&N DonJoy Mexico and, in any event, on and after the first anniversary of the Closing Date, Investor shall cause the Company and S&N DonJoy Mexico to remove such names and marks. Investor agrees that promptly after the Closing Date it shall cause S&N DonJoy Mexico to change its corporate name to a name that does not include the words "Smith & Nephew" or "S&N" or any variations thereof.

8.3    EMPLOYEE MATTERS.

       On or before the Closing Date, all individuals who are employed by Smith & Nephew with respect to the Business, including all such employees who are on a leave of absence for any reason other than employees who have applied for or are receiving long-term disability benefits, shall become employees of the Company. Nothing in this Agreement shall be interpreted as giving any employee any right to be employed by the Company or S&N DonJoy Mexico after the Closing Date for any period of time or to enforce any provision of this Agreement, whether as a third-party beneficiary or otherwise. Investor shall not cause or allow the Company to take any action after the Closing Date which results in the imposition on the Company of any liabilities under the Workers' Adjustment and Retraining Notification Act. From and after the Closing Date, persons who are employed by the Company or S&N DonJoy Mexico shall not participate in or have any rights with respect to employee benefit programs of Smith & Nephew, except to the extent otherwise provided pursuant to the terms of such programs.

8.4    COMPENSATION AND EMPLOYEE BENEFIT PLAN MATTERS.

       (a) Except as otherwise provided in this Section 8.4, neither Investor nor the Company shall assume any Company Plan maintained by Smith & Nephew prior to the Closing Date. On and after the Closing Date, S&N DonJoy Mexico shall continue to maintain and be responsible for all liabilities under each Company Plan maintained by S&N DonJoy Mexico prior to the Closing Date and Smith & Nephew shall have no obligations or liability with respect to such Company Plans.

       (b) During the period from the Closing Date through the date that is six months after the Closing Date, Investor shall cause the Company or S&N DonJoy Mexico, as the case may be, to pay wages and salaries to, and provide employee benefit programs on behalf of, Current Employees that are no less favorable in the aggregate than the compensation and benefits which such Current Employees were entitled to receive immediately before the Closing Date; provided, that a discretionary profit sharing plan shall be considered no less favorable than the Smith & Nephew U.S. Pension Plan for purposes of this Agreement. Investor shall have no obligation to cause the Company to maintain any defined benefit plan after the Closing Date. The Company and S&N DonJoy Mexico shall pay, perform and discharge when due any and all liabilities, obligations or commitments relating to or arising under all compensation and employee benefit programs maintained by the Company or S&N DonJoy Mexico on or after the Closing Date. Investor's (or the Company's) benefit programs shall for purposes of determining eligibility to participate and vesting and for purposes of computing benefits (but subject to an offset, if necessary, to avoid duplication of benefits), take into account all employment of Current Employees by Smith & Nephew or any ERISA Affiliate. Investor shall (or shall cause the Company to) credit Current Employees with all health plan deductibles and co-payments paid with respect to the 1999 plan year to the extent such amounts would have been taken into account under a Company Plan prior to the Closing.

       (c) Investor shall take any and all actions as it shall deem necessary or appropriate to cause the Current Employees who are eligible to participate in the Smith & Nephew U.S. Savings Plan prior to the Closing Date to be eligible to participate, as of the Closing Date, in a defined contribution plan which is tax-qualified under section 401(a) of the Code ("Investor's Savings Plan"). Smith & Nephew and Investor shall, as soon as is practicable after the Closing Date, take any and all action as shall be necessary to cause the Smith & Nephew U.S. Savings Plan to transfer to Investor's Savings Plan the account balances (including outstanding loans) and assets relating thereto held under the Smith & Nephew U.S. Savings Plan in respect of the Current Employees who have not by the date of transfer received a distribution of their accounts thereunder. Upon the acceptance of such assets by Investor's Savings Plan, Investor's Savings Plan shall assume the liabilities of the Smith & Nephew U.S. Savings Plan to the Current Employees for whom such assets were transferred.

       (d) Investor shall cause the Company, a successor employer for federal, state and local withholding and employment Taxes, to assume Smith & Nephew's responsibilities as predecessor employer for filing all federal, state and local withholding income tax and employment tax returns and to furnish for the 1999 calendar year Forms W-2 and similar forms relating to all Current Employees formerly employed by Smith & Nephew for such year that are due after the Closing Date. Investor shall assume such responsibility in accordance with the alternative procedure described in Section 5 of Revenue Procedure 96-60. Smith & Nephew shall comply with all of the requirements set forth in such alternative procedure that are imposed on a predecessor employer and Investor shall cause the Company to comply with all of the requirements set forth in such procedure that are imposed on a successor employer. Smith & Nephew shall provide information and data to the Company upon request with respect to the wages of Current Employees and related payroll Taxes for the 1999 calendar year through the last regular wage payment prior to the Closing Date in order for the Company to file timely and proper tax returns and forms for such year. Nothing in this
Section 8.4(d) shall limit Smith & Nephew's (i) liability for Taxes pursuant to
Section 8.1 or (ii) obligations to indemnify Investor, the Company or S&N DonJoy Mexico pursuant to Section 11.1.

       (e) After the Closing, the Company shall be liable for and shall perform all obligations of Smith & Nephew under the Retention Agreement, except that Smith & Nephew shall remain liable for and shall pay any amounts due and owing under the Retention Agreements with respect to any "Retention Bonuses" or "Special Sale Bonuses" (each as described in the section entitled "Compensation and Benefits" of the Retention Agreements).

       (f) Smith & Nephew shall be responsible for providing health care continuation coverage pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent required by COBRA, for all former employees of the Business and/or their dependents who were receiving health care continuation coverage or who had a "qualifying event" under COBRA prior to the Closing Date.

       (g) Smith & Nephew shall take all actions that are necessary to provide that all Current Employees who remain employees of the Company after the Closing
(i) are fully vested in their account balances in the Smith & Nephew U.S. Savings Plan and (ii) will receive credit for their service with the Company following the Closing Date for purposes of determining their vesting, but not their benefit accrual, under the Smith & Nephew U.S. Pension Plan.

       (h) Prior to the date Smith & Nephew transfers any assets to the Investor's Savings Plan, Smith & Nephew shall provide Investor with a copy of the favorable determination letter issued by the Internal Revenue Service with respect to the Smith & Nephew U.S. Savings Plan.

8.5    COVENANT NOT TO COMPETE; PROPRIETARY PRODUCTS.

       (a) In furtherance of the transactions contemplated hereby, Smith & Nephew covenants and agrees that, for a period ending on the fifth anniversary of the Closing Date, neither Smith & Nephew nor any of its Affiliates will engage, directly or indirectly, anywhere in the world in the "Seller's Restricted Business" (as defined below) in competition with the Business as it exists on the Closing Date (it being understood by the parties hereto that the Business is not limited to any particular region of the world and that such business may be engaged in effectively from any location anywhere in the world); provided, however, that nothing set forth in this Section shall prohibit Smith & Nephew or its Affiliates from:

              (i) owning not in excess of 5% in the aggregate of any class of capital stock or other equity interest of any Person;

              (ii) owning an interest acquired as a creditor in bankruptcy or otherwise than by a voluntary investment decision;

              (iii) acquiring the assets or capital stock or other equity interests of any other Person engaged in the Seller's Restricted Business if less than 20% of the assets or sales of such Person as reflected in its most recent financial statements relate to the Seller's Restricted Business; provided, however, that if Smith & Nephew or any of its Affiliates acquires substantially all of the assets or all of the capital stock or other equity interests of any other Person, greater than 20% but not greater than 40% of the assets or sales of which, as reflected in such Person's most recent financial statements, relate to the Seller's Restricted Business, then Smith & Nephew shall, within nine months of the acquisition of the assets or capital stock or other equity interest of such Person, divest assets to the extent necessary so that less than 20% of the assets or sales of the entity or business so acquired relate to the Seller's Restricted Business ; or

              (iv) engaging in any of the activities described in Schedule 8.5(a)(i).

       In addition, Smith & Nephew covenants and agrees that neither it nor any of its Affiliates will divulge or make use of any trade secrets or other confidential information of the Business other than to disclose such secrets and information to Investor or its Affiliates. Without limiting the right of Investor to pursue all other legal and equitable rights available to it for violation of this Section by Smith & Nephew or its Affiliates, it is agreed that other remedies cannot fully compensate Investor for such a violation and that Investor shall be entitled to injunctive relief to prevent violation or continuing violation thereof without the necessity of posting a bond or proving actual damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section any term, restriction, covenant or promise in this Section is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency. Smith & Nephew agrees to notify its Affiliates of the restrictions contained in this Section 8.5(a).

       For purposes of this Section 8.5(a),(i) the term "Seller's Restricted Business" shall mean those businesses listed on Schedule 8.5(a)(ii).

       (b) Investor acknowledges that the Company and the Business have obtained access to certain proprietary information described on Schedule 8.5(b)(i) (the "Proprietary Information") relating to the RCI Screw System, including, without limitation, the products listed on Schedule 8.5(b)(ii) (collectively, the "Proprietary Products") as a result of being affiliated with Smith & Nephew. In furtherance of the transactions contemplated hereby, Investor agrees that it, the Company and its subsidiaries shall treat in confidence and not use or disclose any Proprietary Information. The obligation to treat Proprietary Information in confidence shall not apply to the extent such Proprietary Information (i) is or becomes available to the public other than as a result of disclosure by Investor, the Company or any subsidiary of the Company or (ii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed. In addition, Investor agrees that neither it nor the Company or any of its subsidiaries, will, directly or indirectly, develop or market any product which competes with the Proprietary Products in cooperation with or with any promotional or marketing support from any of the Persons listed in Schedule 8.5(b)(iii); provided, however, that the restrictions contained in this sentence shall not apply to any Person whose capital stock or other equity interest is acquired by, or any business substantially all of the assets of which are acquired by, Investor, the Company and any subsidiaries of the Company. Without limiting the right of Smith & Nephew to pursue all other legal and equitable rights available to it for violation of this Section by Investor or its Affiliates, it is agreed that other remedies cannot fully compensate Smith & Nephew for such a violation and that Smith & Nephew shall be entitled to injunctive relief to prevent violation or continuing violation thereof without the necessity of posting a bond or proving actual damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section, any term, restriction, covenant or promise in this Section is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

8.6    NON SOLICITATION OF EMPLOYEES.

       (a) For a period of three years from the date hereof, Smith & Nephew shall not, directly or indirectly through any other Person, induce or attempt to persuade any employee of the Company, S&N DonJoy Mexico or any of their respective subsidiaries (including, without limitation the Operating Subsidiary) to leave the employ of such Person; provided, however, that this Section 8.6(a) shall not prohibit Smith & Nephew from conducting generalized solicitations for employees through the use of media advertisements, professional search firms or otherwise and hiring employees through the use of such solicitations.

       (b) For a period of three years from the date hereof, neither Investor nor the Company shall, directly or indirectly through any other Person, induce or attempt to persuade any employee of Smith & Nephew or any of its subsidiaries, or any employee of any Affiliate of Smith & Nephew involved in the international distribution of the products of the Business, to leave the employ of such Person; provided, however, that this Section 8.6(b) shall not prohibit Investor or the Company from conducting generalized solicitations for employees through the use of media advertisements, professional search firms or otherwise and hiring employees through the use of such solicitations.

8.7    VICTORIA UNIVERSITY OF MANCHESTER TECHNOLOGY MATTERS.

       Pursuant to an Exclusive Evaluation Agreement dated January 5, 1998 between the Victoria University of Manchester ("Victoria University") and Smith & Nephew plc (the "Evaluation Agreement"), Smith & Nephew is negotiating with Victoria University to obtain exclusive rights to the Victoria Patents (as defined below). Smith & Nephew will use commercially reasonable efforts to assist the Operating Subsidiary in the negotiation of a separate license agreement (with Smith & Nephew leading such negotiations and affording to the

Company the opportunity to attend any meetings or negotiations with Victoria University) relating to products within the Seller's Restricted Business with Victoria University with respect to the Victoria Patents. In determining if a product that incorporates technology covered by the Victoria Patents is a "Hi-Tech Hinged Knee Brace" for purposes of Schedule 8.5(a)(ii), the List Price (as defined in Schedule 8.5(a)(ii)) of the base product, excluding such technology, shall apply. Any costs associated with the negotiation, execution or operation under any separate license agreement between the Operating Subsidiary and Victoria University will be the sole responsibility and obligation of the Operating Subsidiary. The Company will not, without the consent of Smith & Nephew, obtain or negotiate a license with Victoria University with respect to the Victoria Patents relating to products that are not within the Seller's Restricted Business. For purposes of this Agreement, "Victoria Patents" shall mean patents or patent applications currently owned by Victoria University relating to the use of electrostimulation therapy products for skeletal muscle rehabilitation, including the patents and patent applications set forth in
Schedule 8.7. If Smith & Nephew and the Operating Subsidiary are unable to negotiate a separate license agreement, Smith & Nephew will use commercially reasonable efforts to enter into an exclusive license agreement with Victoria University relating the Victoria Patents ("Victoria License Agreement"), and to enter into an exclusive worldwide sublicense to the Victoria License Agreement with the Operating Subsidiary which sublicense shall grant the Operating Subsidiary the exclusive right to make, use or sell products within the Seller's Restricted Business which are covered by the Victoria Patents, subject to approval of Victoria University ("Sublicense Agreement"). The Sublicense Agreement shall provide for the payment of royalties due under the Victoria License Agreement directly to Victoria University by the Operating Subsidiary. Any payments due to Victoria University upon the satisfaction of any condition or achievement of milestones pursuant to the Victoria License Agreement shall be paid by the party which first satisfies the condition or achieves the milestone; provided, however, that when and if the other party independently satisfies such condition or achieves such milestone (if such condition had not previously been satisfied or milestone been achieved), then such second party shall pay to the first party one-half of such payment to Victoria University.

8.8    IZEX LICENSE.

       It is the understanding of the parties that after the Closing Smith & Nephew may enter into a license agreement with IZEX Technologies, Incorporated ("IZEX"), pursuant to which Smith & Nephew would have the right to use certain intellectual property rights relating to products for use with the human wrist (the "IZEX Wrist License"). Investor and the Company agree that the Company and the Operating Subsidiary will not bring any claim, action or proceeding to prevent, block or seek modification of the IZEX Wrist License in any manner on the grounds of interference with the license agreement between Smith & Nephew and IZEX dated August 7, 1998, which agreement has been assigned to the Company, or otherwise.

8.9    ACL BRACE TECHNOLOGY.

       Smith & Nephew hereby assigns to the Company its entire right, title and interest in and to the ACL Brace Technology (as defined below), together with the right to seek patent protection for such technology in the United States and all foreign countries, including, without limitation, all claims for any past, present or future infringement, misappropriation, or other unauthorized use of such technology. Smith & Nephew shall, at the Company's request and expense, provide cooperation and assistance to the Company in the preparation and prosecution of any patent applications relating to the ACL Brace Technology and the prosecution or defense of any legal proceeding relating to such patent applications or any patents issuing thereon or the ACL Brace Technology, including without limitation, the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required. Smith & Nephew shall fully disclose and cause its Affiliates to fully disclose, the ACL Brace Technology to the Company, and Smith & Nephew shall deliver and cause its Affiliates to deliver to the Company all tangible embodiments of the ACL Brace Technology, including, without limitation, all documents, devices and computer software that disclose or embody such technology. Smith & Nephew has not executed and will not execute any agreement in conflicts with this assignment. As used herein, "ACL Brace Technology" shall mean all technology, research and development, information, inventions, ideas, improvements, know-how, trade secrets, technical data, devices, computer software, and copyrights developed by or for Smith & Nephew or any of its Affiliates (including, without limitation, the Group Research Centre) as of the Closing Date relating exclusively to (improvements
in) anterior and posterior cruciate ligament bracing.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTOR

       The obligations of Investor under this Agreement shall, at the option of Investor (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

9.1    NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.

       There shall have been no material breach by Smith & Nephew in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Smith & Nephew contained in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct on such date), except where the failure to be so true and correct has not had and is not reasonably likely to have a Material Adverse Effect (for such purposes (i) all breaches of representations and warranties shall be taken as a whole and (ii) any representation or warranty which contains a qualification or exception that contains the term "Material Adverse Effect" shall be read without such qualification or exception; provided, however, that the foregoing shall not effect the applicability of terms other than "Material Adverse Effect" that qualify such representations and warranties by materiality) and except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Investor or any transaction permitted by Section 7.4; and there shall have been delivered to Investor a certificate to such effect, dated the Closing Date, signed on behalf of Smith & Nephew by the President or any Vice President of Smith & Nephew.

9.2    NO RESTRAINT.

       The waiting period under the HSR Act shall have expired or been terminated, and no injunction or restraining order shall have been issued by any United States, Mexico or United Kingdom court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby.

9.3    NECESSARY GOVERNMENTAL APPROVALS.

       All approvals and actions of or by all United States Governmental Bodies which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place, other than those as to which the failure to have been obtained or taken place is not reasonably expected to have a Material Adverse Effect. No federal or California state Requirement of Law shall have been enacted which prohibits, restricts or delays consummation of any material transaction contemplated hereby.

9.4    NECESSARY CONSENTS.

       Smith & Nephew shall have received the consents, in form and substance reasonably satisfactory to Investor, which are specified in Schedule 9.4.

9.5    FINANCING.

       The Investor, the Company and the Operating Subsidiary, as applicable, shall have received the proceeds of the financing contemplated by the commitment letter(s) disclosed to Smith & Nephew in Schedule 6.3 on the terms described therein (or such other terms not contemplated in such commitment letters as are agreed between the parties thereto) in an amount necessary to consummate the transactions contemplated hereby.

       Notwithstanding the failure of any one or more of the foregoing conditions, Investor may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.

                                   ARTICLE X

                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                         SMITH & NEPHEW AND THE COMPANY

       The obligations of Smith & Nephew and the Company under this Agreement shall, at the option of Smith & Nephew (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

10.1   NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.

       There shall have been no material breach by Investor in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Investor contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except to the extent they expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on such date), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Smith & Nephew or any transaction contemplated by this Agreement; and there shall have been delivered to Smith & Nephew a certificate to such effect, dated the Closing Date and signed on behalf of Investor by the President or any Vice President of Investor.

10.2   NO RESTRAINT.

       The waiting period under the HSR Act shall have expired or been terminated, and no injunction or restraining order shall have been issued by any United States, Mexico or United Kingdom court of competent jurisdiction and be in effect which restrains or prohibits any material transaction contemplated hereby.

10.3   NECESSARY GOVERNMENTAL APPROVALS.

       All approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby shall have been obtained or taken place, other than those as to which the failure to have been obtained or taken place is not reasonably expected to have a material adverse effect on the ability of Smith & Nephew or the Company to consummate the transactions contemplated by this Agreement. No federal or California state Requirement of Law shall have been enacted which prohibits, restricts or delays the consummation of any material transaction contemplated hereby.

10.4   OTHER AGREEMENTS.

       The Company and Investor, as applicable, shall have executed and delivered to Smith & Nephew the Members' Agreement, the Group Research Centre Technology Agreement, the Supply Agreement, the CERF Laboratory Agreement and the Vista Guarantees.

       Notwithstanding the failure of any one or more of the foregoing conditions, Smith & Nephew may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.

                                   ARTICLE XI

                                 INDEMNIFICATION

11.1   INDEMNIFICATION BY SMITH & NEPHEW.

       (a) Smith & Nephew agrees to indemnify and hold harmless each Investor Group Member from and against any and all Loss and Expense incurred by such Investor Group Member in connection with or arising from:

              (i) any breach by Smith & Nephew of any of its covenants or agreements in this Agreement or any Smith & Nephew Ancillary Agreement (other than the Group Research Centre Technology Agreement, the Supply Agreement, the Transition Services Agreement, the Distribution Agreement and the CERF Laboratory Agreement);

              (ii) any breach of any warranty or the inaccuracy of any representation of Smith & Nephew contained in this Agreement (other than those contained in Section 12.2) or any Smith & Nephew Ancillary Agreement (other than the Group Research Centre Technology Agreement, the Supply Agreement, the Transition Services Agreement, the Distribution Agreement and the CERF Laboratory Agreement);

              (iii) the Tax liabilities for which Smith & Nephew is liable pursuant to Section 8.1; or

              (iv) the Excluded Liabilities;

provided, however, that Smith & Nephew shall be required to indemnify and hold harmless under clause (ii) of this Section 11.1(a) with respect to Losses and Expenses incurred by Investor Group Members only to the extent that the aggregate amount of such Losses and Expenses exceeds $3,000,000; and provided, further, that the aggregate amount required to be paid by Smith & Nephew pursuant to clause (ii) of this Section 11.1(a) shall not exceed $75,000,000.

       (b) The indemnification provided for in Section 11.1(a)(i) and (a)(ii) shall terminate 15 months after the Closing Date (and no claims shall be made by any Investor Group Member under this Section 11.1 thereafter), except that the indemnification by Smith & Nephew shall continue as to:

              (i) the covenants and agreements of Smith & Nephew set forth in Sections 7.6, 7.7, 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9 and Article XIV
       (other than Section 14.6), as to all of which no time limitation shall apply;

              (ii) the covenants and agreements of Smith & Nephew set forth in
       Section 8.5(a),8.6 and 14.6, as to which the indemnification provided for in this Section 11.1 shall terminate upon expiration of the period provided for in such Section;

              (iii) the representations and warranties of Smith & Nephew set forth in Sections 5.2, 5.3 and 5.4(a), as to all of which no time limitation shall apply;

              (iv) the representations and warranties of Smith & Nephew set forth in Section 5.10, as to which the indemnification provided in this
       Section 11.1 shall terminate upon the expiration of the applicable statute of limitations; and

              (v) any Loss or Expense of which any Investor Group Member has notified Smith & Nephew in accordance with the requirements of Section
       11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1, as to which the obligation of Smith & Nephew shall continue until the liability of Smith & Nephew shall have been determined pursuant to this Article XI, and Smith & Nephew shall have reimbursed all Investor Group Members for the full amount of such Loss and Expense in accordance with this Article XI.

11.2   INDEMNIFICATION BY INVESTOR.

       (a) Investor agrees to indemnify and hold harmless each Smith & Nephew Group Member from and against any and all Loss and Expense incurred by such Smith & Nephew Group Member in connection with or arising from:

              (i) any breach by Investor of any of its covenants or agreements in this Agreement or any Investor Ancillary Agreement or any breach by the Company of any of its covenants or agreements in this Agreement or in any Investor Ancillary Agreement to be performed after the Closing;

              (ii) any breach of any warranty or the inaccuracy of any representation of Investor contained in this Agreement or in any Investor Ancillary Agreement;

              (iii) the Tax liabilities for which the Company is liable pursuant to Section 8.1;

              (iv) the employment, or termination of employment, of any Current Employees on or after the Closing Date, including without limitation the payment of compensation earned or benefits accrued by Current Employees on or after the Closing Date; or

              (v) the Assumed Liabilities;

provided, however, that Investor shall be required to indemnify and hold harmless under clause (ii) of this Section 11.2(a) with respect to Losses and Expenses incurred by Smith & Nephew Group Members only to the extent that the aggregate amount of such Losses and Expenses exceeds $3,000,000; and provided, further, that the aggregate amount required to be paid by Investor pursuant to clause (ii) of this Section 11.2(a) shall not exceed $75,000,000.

       (b) The indemnification provided for in Section 11.2(b)(i) and (b)(ii) shall terminate 15 months after the Closing Date (and no claims shall be made by any Smith & Nephew Group Member under this Section 11.2 thereafter), except that the indemnification by Investor shall continue as to:

              (i) the covenants of Investor set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5(b), 8.7, 8.8 and Article XIV (other than Section 14.6), as to all of which no time limitation shall apply;

              (ii) the covenants of Investor set forth in Sections 8.6, 13.3 and
       14.6 as to which the indemnification provided for in this Section 11.2 shall terminate upon the expiration of the period provided for in such Section;

              (iii) the representations and warranties of Investor set forth in Sections 6.1, 6.2(a) and 6.4, as to all of which no time limitation shall apply; and

              (iv) any Loss or Expense of which any Smith & Nephew Group Member has notified Investor in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2, as to which the obligation of Investor shall continue until the liability of Investor shall have been determined pursuant to this Article XI, and Investor shall have reimbursed all Smith & Nephew Group Members for the full amount of such Loss and Expense in accordance with this Article XI.

11.3   NOTICE OF CLAIMS.

       (a) Any Investor Group Member or Smith & Nephew Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor shall have been prejudiced by such failure (it being understood that this proviso does not modify or otherwise affect the time periods specified in Sections 11.1 and 11.2).

       (b) In calculating any Loss or Expense there shall be deducted (i) any insurance recovery actually received by the Indemnified Party (less any deductibles and any resulting premium increases) in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any Tax benefit actually received by the Indemnified Party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the Tax effect of receipt of the indemnification payments). In no event shall Investor be entitled to indemnification under this Agreement for any Loss or Expense that is reflected in the adjustment to the Existing Membership Interest Purchase Price pursuant to Article III to the extent (and only to the extent) such Loss or Expense is so reflected in such adjustment.

       (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

11.4   THIRD PERSON CLAIMS.

       (a) Subject to Section 11.4(b), the Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided, further, that the Indemnified Party shall not, without the written consent of the Indemnitor (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

       (b) If any third Person claim, action or suit against any Indemnified Party is solely for money damages or, where Smith & Nephew is the Indemnitor, will have no continuing effect in any material respects on the Company or S&N DonJoy Mexico, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. The Indemnitor shall not pay, settle or compromise any such claim without obtaining an unconditional general release of the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

       (c) If there shall be any conflicts between the provisions of this
Section 11.4 and Section 8.1(c) (relating to Tax contests), the provision of
Section 8.1(c) shall control with respect to Tax contests.

11.5   EXCLUSIVE REMEDY.

       Except for remedies that cannot be waived as a matter of law, if the Closing occurs, this Article XI shall be the exclusive remedy for breach of the representations and warranties contained in Article V or VI or the corresponding certificates delivered pursuant to Section 4.3 and Section 4.4.

11.6   ADJUSTMENT TO PURCHASE PRICE.

       Investor and Smith & Nephew agree that, for purposes of computing the amount of any indemnification payment under this Article XI, any such indemnification payment shall be treated as an adjustment to the New Membership Interest Purchase Price for all Tax purposes.

                                  ARTICLE XII

                              ENVIRONMENTAL MATTERS

12.1   SCOPE.

       This Article XII contains (i) the complete and entire agreement between Investor and Smith & Nephew regarding, and sets forth the responsibilities, liabilities, rights and remedies of Investor and Smith & Nephew, vis-a-vis each other, in respect of any Environmental Loss or Environmental Expense resulting from, or any Environmental Matters relating to or otherwise affecting, the Company or its assets and (ii) the sole representations, warranties and indemnities made by Investor and Smith & Nephew with respect to any Environmental Matters.

12.2 REPRESENTATIONS AND WARRANTIES OF SMITH & NEPHEW REGARDING ENVIRONMENTAL MATTERS.

       As an inducement to Investor to enter into this Agreement and to consummate the transactions contemplated hereby, Smith & Nephew represents and warrants to Investor that, except as set forth in Schedule 12.2:

       (a) The operations of the Company have complied and are currently in compliance in all material respects with all applicable Environmental Laws.

       (b) The Company owns, holds or possesses all material Governmental Permits which are necessary under Environmental Laws to entitle it to own or lease, operate and use its assets and to carry on and conduct the Business substantially as currently conducted.

       (c) To the Knowledge of Smith & Nephew, the Company is not subject to any investigation by, order from or written agreement with any Person (including without limitation any prior owner or operator of the Company Real Property) respecting (i) any Environmental Law or common law, (ii) any Remedial Action or
(iii) any claim of Environmental Losses and Environmental Expenses arising from the Release or threatened Release of a Contaminant into the environment.

       (d) The Company is not subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law or common law, which proceeding, order, judgment, decree or settlement is reasonably expected to have a Material Adverse Effect.

       (e) To the Knowledge of Smith & Nephew, neither Smith & Nephew nor the Company has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release of a Contaminant into the environment from or on the Company

Real Property or any third party disposal site, which notice or claim is reasonably expected to have a Material Adverse Effect.

       (f) To the Knowledge of Smith & Nephew, no Environmental Encumbrance has attached to the Company Real Property.

12.3   INDEMNIFICATION BY SMITH & NEPHEW FOR ENVIRONMENTAL MATTERS.

       (a) Smith & Nephew agrees to indemnify and hold harmless each Investor Group Member from and against any and all Environmental Losses and Environmental Expenses incurred by such Investor Group Member in connection with or arising from any breach of any warranty or the inaccuracy of any representation of Smith & Nephew contained in Section 12.2; provided, however, that Smith & Nephew shall be required to indemnify and hold harmless under this Section 12.3 with respect to Environmental Loss and Environmental Expense incurred by Investor Group Members only to the extent that the aggregate amount of such Environmental Loss and Environmental Expense exceeds $750,000 and provided, further, that the aggregate amount required to be paid by Smith & Nephew pursuant to this Section
12.3 shall not exceed $7,500,000.

       (b) The indemnification provided for in this Section 12.3 shall terminate three years and six months after the Closing Date (and no claims shall be made by any Investor Group Member under this Section 12.3 thereafter), except that the indemnification by Smith & Nephew shall continue as to any Environmental Loss or Environmental Expense of which any Investor Group Member has notified Smith & Nephew in accordance with the requirements of Section 12.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 12.3, as to which the obligation of Smith & Nephew shall continue until the liability of Smith & Nephew shall have been determined pursuant to this Agreement, and Smith & Nephew shall have reimbursed all Investor Group Members for the full amount of such Environmental Loss and Environmental Expense in accordance with this Article XII.

12.4   INDEMNIFICATION BY INVESTOR FOR ENVIRONMENTAL MATTERS.

       Investor agrees to indemnify and hold harmless each Smith & Nephew Group Member from and against any and all Environmental Losses and Environmental Expenses incurred by such Smith & Nephew Group Member in connection with or arising from:

       (a) any breach by Investor of any of its covenants, obligations or agreements in this Agreement or in any Investor Ancillary Agreement or any failure by Investor to pay or discharge any Environmental Loss or Environmental Expense from and against which Smith & Nephew is not required to indemnify and hold harmless the Investor Group Members under Section 12.3; or

       (b) any third Person claim, action or suit or any proceeding, investigation or order by any Governmental Body, under any Environmental Law or common law relating to any violation of Environmental Law or any Release of a Contaminant first occurring on or after the Closing Date in connection with the operation of the Business on or after the Closing Date or to conditions first created or arising in respect of the assets of the Company or S&N DonJoy Mexico on or after the Closing Date.

       The indemnification provided for in this Section 12.4 shall survive the Closing indefinitely.

12.5   NOTICE OF CLAIMS.

       (a) Any Investor Group Member or Smith & Nephew Group Member (the "Indemnified Party") seeking indemnification under this Article XII shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (an "Environmental Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Environmental Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that an Environmental Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent of the Indemnitor shall have been prejudiced by such failure (it being understood that this proviso does not modify or otherwise affect the time periods specified in Section 12.3).

       (b) In calculating any Environmental Loss or Environmental Expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer) and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such Environmental Loss or Environmental Expense (after giving effect to the tax effect of receipt of the indemnification payments).

       (c) After the giving of any Environmental Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Environmental Loss and Environmental Expense suffered by it.

12.6   INDEMNITOR'S RIGHT TO CONTROL.

       The Indemnitor shall have the right and responsibility of defending, remedying, compromising and settling, through counsel, consultant or contractor of its choosing (which shall be reasonably satisfactory to the Indemnified Party), any action or suit as to which indemnification is sought by any Indemnified Party from any Indemnitor under this Article XII (an "Environmental Claim"). With respect to any Environmental Claim involving a third Person claim, action or suit solely for money damages, the provisions of Section 11.4(b) shall apply. With respect to all Environmental Claims, the parties shall reasonably cooperate in connection therewith including, without limitation, providing copies of material documents, affording a reasonable right to review and comment upon material submissions, and providing reasonable advance notice of and soliciting reasonable input in preparation for material interactions with governmental authorities or third Persons, and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith. The Indemnitor shall have the right, upon acknowledging its indemnification obligation, to direct any Remedial Action, negotiation or other litigation in connection with any Environmental Claim; provided that: (i) if a remedial or other action proposed to be taken by the Indemnitor in settlement of the Environmental Claim would, in the Indemnified Party's reasonable judgment, adversely affect the Indemnified Party's operations at a facility of the Company or S&N DonJoy Mexico, or its business or financial condition, such action shall not be taken without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); (ii) the Indemnitor shall not compromise or settle any Environmental Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld); and (iii) in the event the Indemnified Party shall refuse to consent to the taking of any remedial or other action in respect of, or the compromise or settlement of, any Environmental Claim, the Indemnified Party may elect to take over the defense of such Environmental Claim, and in any such case the liability of the Indemnitor for indemnification in respect of such Environmental Claim shall not exceed the amount for which the Environmental Claim could have been settled plus the amount of Environmental Expense incurred by the Indemnified Party prior to the time of the proposed settlement to which it is entitled to indemnification.

12.7   LIMITATIONS ON LIABILITY.

       The obligations of an Indemnitor in respect of a claim for indemnification under this Article XII with respect to Remedial Action shall be limited to the taking of such reasonable actions as are necessary under the circumstances giving rise to such claim, and an Indemnitor (i) shall in no event be required to take more extensive actions than would be required under Environmental Laws in effect at the time of the Remedial Action and (ii) shall not be liable for special or exemplary damages. Smith & Nephew and Investor agree that their respective rights and obligations in respect of Environmental Matters as provided in this Agreement shall supersede any such rights and obligations either may have under any existing or future law. Except for any Environmental Losses or Environmental Expenses for which any party hereto is required to indemnify and hold harmless any other party hereto, the parties hereto release one another from any and all Environmental Losses and Environmental Expenses arising in connection with the Business or the assets of the Company, including, without limitation (i) any Environmental Losses or Environmental Expenses arising under the common law or Environmental Law, including without limitation any cost recovery claim under CERCLA or under equivalent state law; (ii) any Release or threatened Release of any Contaminant on, in, at, to, from or beneath the Company Real Property (including without limitation all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder); and (iii) any environmental, health or safety condition whatsoever on, in, under, at or in the vicinity of the Company Real Property.

                                  ARTICLE XIII

                                   TERMINATION

13.1   TERMINATION.

       Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

       (a) by the mutual consent of Investor and Smith & Nephew;

       (b) by Investor or Smith & Nephew if the Closing shall not have occurred on or before July 31, 1999 (or such later date as may be mutually agreed to by Investor and Smith & Nephew);

       (c) by Investor in the event of (i) any material breach by Smith & Nephew of any of Smith & Nephew's covenants or agreements contained herein and the failure of Smith & Nephew to cure such breach within 30 days after receipt of notice from Investor requesting such breach to be cured or (ii) any breach by Smith & Nephew of any of Smith & Nephew's representations or warranties contained herein, except any such breach that would not have a Material Adverse Effect, and the failure of Smith & Nephew to cure such breach within 30 days after receipt of notice from Investor requesting such breach to be cured;

       (d) by Smith & Nephew in the event of any material breach by Investor of any of Investor's covenants, agreements, representations or warranties contained herein and the failure of Investor to cure such breach within 30 days after receipt of notice from Smith & Nephew requesting such breach to be cured; or

       (e) by Investor or Smith & Nephew if any court of competent jurisdiction in the United States, Mexico or the United Kingdom shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of any material transaction contemplated hereby.

13.2   NOTICE OF TERMINATION.

       Any party desiring to terminate this Agreement pursuant to Section 13.1 shall give notice of such termination to the other party to this Agreement.

13.3   NON-SOLICITATION.

       If this Agreement is terminated, neither Investor nor any of its Affiliates will, for a period of two years thereafter, without the prior written approval of Smith & Nephew, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of the Company or S&N DonJoy Mexico on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with the Company or S&N DonJoy Mexico; provided, however, that this Section 13.3 shall not prohibit Investor or any of its Affiliates from conducting generalized solicitations for employees through the use of media advertisements, professional search firms or otherwise and hiring employees through the use of such solicitations. Without limiting the rights of Smith & Nephew to pursue all other legal and equitable rights available for a violation of this Section 13.3 by Investor or its Affiliates, it is agreed that other remedies cannot fully compensate Smith & Nephew for such a violation and that Smith & Nephew shall be entitled to injunctive relief to prevent a violation or continuing violation hereof without the necessity of posting a bond or proving actual damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 13.3, any term, restriction, covenant or promise in this Section 13.3 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

13.4   EFFECT OF TERMINATION.

       In the event that this Agreement shall be terminated pursuant to this
Article XIII, all further obligations of the parties under this Agreement (other than Sections 13.3, 14.2 and 14.10) shall be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XIV

                               GENERAL PROVISIONS

14.1   SURVIVAL OF OBLIGATIONS.

       The representations and warranties, covenants and agreements of Smith & Nephew or Investor contained in this Agreement shall survive the Closing for a period of 15 months, provided, however, that (i) the representations and warranties contained in Section 12.2 shall survive the Closing for a period of three years and six months, (ii) the representations and warranties contained in Sections 5.2, 5.3, 5.4(a), 6.1, 6.2(a) and 6.4 shall survive the Closing indefinitely, (iii) the representations and warranties contained in Section 5.10 shall survive the Closing, until the expiration of the applicable statute of limitations, (iv) the covenants and agreements contained in Sections 7.6, 7.7, 8.1, 8.2, 8.3, 8.4, 8.5(b), 8.7, 8.8, 8.9 and Article XIV (other than Section
14.6) shall survive the Closing indefinitely, and (v) the covenants and agreements contained in Sections 8.5(a), 8.6, 13.3, and 14.6 and Articles XI and XII shall survive the Closing until the expiration of the period provided for therein. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article V or VI or Section
12.2 or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this Section. Nothing in this Section shall limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

14.2   CONFIDENTIAL NATURE OF INFORMATION.

       Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party shall return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith and shall return or destroy all analyses, compilations, studies or other documents of or prepared by such party from such information (and confirm to the other party in writing that it has done so). Such documents, materials and information shall not be communicated to any third Person (other than to a party's counsel, accountants, financial advisors or lenders). No party shall use any such confidential information in any manner whatsoever except solely for the purpose of evaluating the transactions contemplated by this Agreement; provided, however, that after the Closing Investor may use or disclose any confidential information of the Company or S&N DonJoy Mexico. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such other party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

14.3   NO PUBLIC ANNOUNCEMENT.

       Neither Investor nor Smith & Nephew shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations or the rules of any stock exchange.

14.4   NOTICES.

       All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

                  If to Investor, to:

                           c/o Chase DJ Partners, LLC
                           Chase Capital Partners
                           380 Madison Avenue
                           New York, New York 10017
                           Attention:     Damion Wicker, M.D.
                                          Jonas Steinman
                                          John Daileader
                  with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention:     John J. Suydam, Esq.

                  If to Smith & Nephew or, prior to the Closing,

                  to the Company, to:

                           Smith & Nephew, Inc.
                           1450 Brooks Road
                           Memphis, Tennessee 38116
                           Attention: Chief Financial Officer

                  with a copy to:

                           Smith & Nephew, Inc.
                           1450 Brooks Road
                           Memphis, Tennessee 38116
                           Attention: General Counsel

                  or to such other address as such party may indicate by a notice delivered to the other party hereto.

14.5   SUCCESSORS AND ASSIGNS.

       (a) The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other, except that each of the Investor, the Company and the Operating Subsidiary may assign its rights hereunder to its lenders for the purposes of securing indebtedness. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

       (b) Prior to the Closing, Smith & Nephew may assign its entire ownership interest in the Company to a wholly-owned subsidiary of Smith & Nephew; provided, however that Smith & Nephew shall remain liable for all obligations under this Agreement and all Smith & Nephew Ancillary Agreements (other than the Members' Agreement and the Amended and Restated Operating Agreement). Simultaneously, with such assignment, such assignee shall deliver a certificate to Investor in which such assignee agrees to be bound by the provisions of this Agreement relating to the transfer and sale of the Existing Membership Interest. If Smith & Nephew assigns its interest in the Company to a wholly-owned subsidiary of Smith & Nephew, such subsidiary shall be substituted for Smith & Nephew in the Members' Agreement and the Amended and Restated Operating Agreement.

       (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 14.5 any right, remedy or claim under or by reason of this Agreement.

14.6   ACCESS TO RECORDS AFTER CLOSING.

       For a period of six years after the Closing Date, (i) Smith & Nephew and its representatives shall have reasonable access to all of the books and records of the Company or S&N DonJoy Mexico and (ii) Investor, the Company and S&N DonJoy Mexico shall have reasonable access to the books and records of Smith & Nephew, to the extent that such access is reasonably necessary to comply with various tax, accounting and third party requests for information relating to the operations of the Company or S&N DonJoy Mexico prior to the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours. Each party shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 14.6. If Smith & Nephew or Investor, the Company or S&N DonJoy Mexico shall desire to dispose of any of such books and records prior to the expiration of such six-year period, such party shall, prior to such disposition, give the other party notice and a reasonable opportunity, at such other party's expense, to segregate and remove such books and records as such party may select.

14.7   ENTIRE AGREEMENT; AMENDMENTS.

       This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including without limitation the Confidentiality Agreement. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

14.8   INTERPRETATION.

       Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

14.9   WAIVERS.

       Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

14.10  EXPENSES.

       Each party hereto will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants; provided, however, that if the Closing occurs, on the Closing Date, the Company (or its Operating Subsidiary) shall pay all such fees and expenses of the Investor.

14.11  PARTIAL INVALIDITY.

       Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

14.12  EXECUTION IN COUNTERPARTS.

       This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Smith & Nephew and Investor.

14.13  FURTHER ASSURANCES.

       On and after the Closing Date each party hereto shall take, and Investor shall cause the Company to take, such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate the transactions contemplated by this Agreement. From time to time following the Closing, Smith & Nephew shall execute and deliver and file, or cause to be executed, delivered and filed, such other instruments of conveyance and transfer as Investor may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Company and/or S&N DonJoy Mexico and put the Company and/or S&N DonJoy Mexico in possession of, any part of the assets that are used principally in the Business as of the Closing Date, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in such assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained, to cooperate with Investor and the Company and/or S&N DonJoy Mexico at their request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use its best efforts to secure to the Company the benefits thereof in some other manner. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any license, certificate, approval, authorization, agreement, contract, lease, easement or other commitment included in the assets used principally in the Business if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof. With respect to contracts, permits and other arrangements that are not used principally in the Business or where the Company and/or S&N DonJoy Mexico are co-beneficiaries (with Smith & Nephew) of such contract or arrangement, from time to time following the Closing, Smith & Nephew shall use its best efforts to create, execute and deliver such instruments and arrangements as Investor may reasonably request to substantially replicate the benefits that the Company and S&N DonJoy Mexico previously enjoyed with respect to such contracts and arrangements. After the Closing, Investor shall cause the Company to remit to Smith & Nephew any proceeds received by the Company or its subsidiaries from third parties in payment of accounts receivable which do not relate to the Business and Smith & Nephew shall remit to the Company any proceeds received by Smith & Nephew from third parties in payment of accounts receivable which relate to the Business.

14.14  GOVERNING LAW.

       This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

14.15  LITIGATION COOPERATION.

       In connection with any litigation in which Smith & Nephew is or becomes named or joined as a defendant that involves the operations of the Business prior to Closing, Investor shall cause the Company to afford Smith & Nephew reasonable access to information, documents and Current Employees that Smith & Nephew reasonably believes are necessary to the preparation of Smith & Nephew's defense. Such access shall occur at the Company's facilities during the Company's usual business hours; provided, however, that Buyer acknowledges and agrees that a Current Employee may at times be required to give testimony at locations other than the Company's facilities. Smith & Nephew shall bear all of its costs and expenses associated with such reviews and shall bear any costs of the Company or Current Employees associated with Smith & Nephew's review of information or contact with the Current Employees contemplated hereby, which costs shall not include wages but shall include reasonable out-of-pocket business expenses (i.e., travel, meals, lodging) incurred in connection with any off-site visits by Current Employees.

14.16  DISCLAIMER OF WARRANTIES.

       Smith & Nephew makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Investor. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY SMITH & NEPHEW PURSUANT TO SECTION 4.4, THE NEW MEMBERSHIP INTEREST (AND THE BUSINESS AND ASSETS OF THE COMPANY REPRESENTED THEREBY) ARE BEING SOLD TO INVESTOR ON AN "AS IS, WHERE IS" BASIS AND SMITH & NEPHEW DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED. SMITH & NEPHEW MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Investor acknowledges that neither Smith & Nephew nor any of its representatives nor any other Person has made any representation nor warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Smith & Nephew or its representatives to Investor or any other information which is not included in this Agreement or the Schedules hereto, and neither Smith & Nephew nor any of its representatives nor any other Person will have or be subject to any liability to Investor, any Affiliate of Investor or any other Person resulting from the distribution of any such information to, or use of any such information by, Investor, any Affiliate of Investor or any of their agents, consultants, accountants, counsel or other representatives.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                    CHASE DJ PARTNERS, LLC

                                    By: CB Capital Investors, L.P., its
                                          managing member

                                    By: CB Capital Investors, Inc., its
                                          general partner

                                    By: /s/ George E. Kelts
                                        -------------------
                                         Name: George E. Kelts
                                         Title:   Vice President

                                    SMITH & NEPHEW, INC.

                                    By: /s/ Clifford K. Lomax
                                        ---------------------
                                    Its: Treasurer
                                         --------------------

                                    DONJOY, L.L.C.

                                    By: /s/ Clifford K. Lomax
                                        ---------------------
                                    Its: Chairman
                                        ---------------------